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                                                                       EXHIBIT 1


                                        CONSTITUTION


                                        of

                                        WESTPAC BANKING CORPORATION

                                        A COMPANY LIMITED BY SHARES


                                        MALLESONS STEPHEN JAQUES
                                        Solicitors
                                        Governor Phillip Tower
                                        1 Farrer Place
                                        Sydney NSW 2000

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Contents

1        SHARES                                                                 1

1.1      Directors to issue shares                                              1
1.2      1999 Series 1 Preference Shares                                        1
1.2A     Other Preference Shares                                                1
1.3      Issue of further shares - no variation                                 1
1.4      Non-recognition of interests                                           2
1.5      Stock market fiduciaries                                               2
1.6      Joint holders of shares                                                2

2        LIEN                                                                   2

2.1      Lien on share                                                          2
2.2      Lien on loans under employee incentive schemes                         2
2.3      Lien on distributions                                                  2
2.4      Exemption from article 2.1 or 2.2                                      3
2.5      Extinguishment of lien                                                 3
2.6      Company's rights to recover payments                                   3
2.7      Reimbursement is a debt due                                            3
2.8      Sale under lien                                                        3
2.9      Limitations on sale under lien                                         3
2.10     Transfer on sale under lien                                            4
2.11     Irregularity or invalidity                                             4
2.12     Proceeds of sale                                                       4

3        CALLS ON SHARES                                                        4

3.1      Directors to make calls                                                4
3.2      Time of call                                                           4
3.3      Members' liability                                                     4
3.4      Joint holders' liability                                               4
3.5      Non-receipt of notice                                                  5
3.6      Interest on default                                                    5
3.7      Fixed instalments                                                      5
3.8      Differentiation between shareholders as to calls                       5
3.9      Prepayment of calls and interest                                       5

4        TRANSFER OF SHARES                                                     5

4.1      Forms of instrument of transfer                                        5
4.2      Execution and delivery of transfer                                     6
4.3      Effect of registration                                                 6
4.4      Company to register forms without charge                               6
4.5      Power to refuse to register                                            6
4.6      Obligation to refuse to register                                       6
4.7      Written notice to security holder of holding lock or refusal           7
4.8      Refusal to register                                                    7

5        TRANSMISSION OF SHARES                                                 7

5.1      Transmission of shares on death of holder                              7
5.2      Information given by personal representative                           7
5.3      Death of joint owner                                                   8

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
5.4      Transmission of shares on bankruptcy                                   8
5.5      Transmission of shares on mental incapacity                            8

6        FORFEITURE OF SHARES                                                   9

6.1      Notice requiring payment of call                                       9
6.2      Contents of notice                                                     9
6.3      Forfeiture for failure to comply with notice                           9
6.4      Dividends and distributions included in forfeiture                     9
6.5      Sale or re-issue of forfeited shares                                   9
6.6      Notice of forfeiture                                                   9
6.7      Surrender instead of forfeiture                                        9
6.8      Cancellation of forfeiture                                            10
6.9      Effect of forfeiture on former holder's liability                     10
6.10     Evidence of forfeiture                                                10
6.11     Transfer of forfeited share                                           10
6.12     Registration of transferee                                            10
6.13     Irregularity or invalidity                                            10
6.14     Forfeiture applies to non-payment of instalment                       10

7        GENERAL MEETINGS                                                      11

7.1      Annual general meeting                                                11
7.2      Convening general meeting                                             11
7.3      Notice of general meeting                                             11
7.4      Calculation of period of notice                                       11
7.5      Cancellation or postponement of a meeting                             11
7.6      Notice of cancellation or postponement of a meeting                   11
7.7      Contents of notice of postponement of meeting                         11
7.8      Number of clear days for postponement of meeting                      12
7.9      Business at postponed meeting                                         12
7.10     Proxy or Representative at postponed meeting                          12
7.11     Non-receipt of notice                                                 12

8        PROCEEDINGS AT GENERAL MEETINGS                                       12

8.1      Reference to a Member                                                 12
8.2      Number for a quorum                                                   13
8.3      Requirement for a quorum                                              13
8.4      If quorum is not present                                              13
8.5      Appointment and powers of chairman of general meeting                 13
8.6      Absence of chairman at general meeting                                13
8.7      Conduct of general meetings                                           14
8.8      Adjournment of general meeting                                        14
8.9      Notice of adjourned meeting                                           14
8.10     Decision at General Meetings                                          14
8.11     Declaration of result                                                 14
8.12     Questions decided by majority                                         15
8.13     Poll                                                                  15
8.14     Demand for a poll                                                     15
8.15     Equality of votes - casting vote for chairman                         15
8.16     Entitlement to vote                                                   15

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
8.17     Voting on a poll for partly paid shares                               15
8.18     Fractions disregarded for a poll                                      16
8.19     Joint shareholders' vote                                              16
8.20     Vote of shareholder of unsound mind                                   16
8.21     Effect of unpaid call                                                 16
8.22     Objection to voting qualification                                     16
8.23     Validity of vote in certain circumstances                             16

9        THE DIRECTORS                                                         17

9.1      Number of Directors                                                   17
9.2      Rotation of Directors                                                 17
9.3      Directors to retire                                                   17
9.4      Directors' retiring age                                               17
9.5      Election of directors at general meeting                              17
9.6      Eligibility for election as Director                                  18
9.7      Casual vacancy                                                        18
9.8      Remuneration of Directors                                             18
9.9      Retirement allowance                                                  19
9.10     Expenses                                                              19
9.11     Superannuation guarantee charge                                       19
9.12     Director's interests                                                  19
9.13     Signing documents                                                     20
9.14     Vacation of office of Director                                        20

10       POWERS AND DUTIES OF DIRECTORS                                        20

10.1     Directors to manage Company                                           20
10.2     Specific powers of Directors                                          21
10.3     Appointment of attorney                                               21
10.4     Provisions in power of attorney                                       21
10.5     Minutes                                                               21
10.6     Signing of cheques                                                    21

11       PROCEEDINGS OF DIRECTORS                                              21

11.1     Directors' meetings                                                   21
11.2     Director may convene a meeting                                        21
11.3     Questions decided by majority                                         21
11.4     Chairman's casting vote                                               22
11.5     Quorum for Directors' meeting                                         22
11.6     Remaining Directors may act                                           22
11.7     Chairman and Deputy Chairman                                          22
11.8     Chairing Directors' meetings                                          22
11.9     Directors' committees                                                 22
11.10       Powers delegated to Directors' committees                          22
11.11       Chairman of Directors' committee                                   22
11.12       Meetings of Directors' committee                                   23
11.13       Determination of questions                                         23
11.14       Circulating resolutions                                            23
11.15       Validity of acts of Directors                                      23
11.16       Managing Director and Executive Directors                          23

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
11.17       Ceasing to be Managing Director or Executive Director              24
11.18       Managing Director exempt from retirement by rotation               24
11.19       Remuneration of Managing Director or Executive Director            24
11.20       Delegation by Directors                                            24

12       SECRETARY                                                             24

12.1     Appointment of Secretary                                              24
12.2     Suspension and removal of Secretary                                   25
12.3     Powers, duties and authorities of Secretary                           25

13       SEALS                                                                 25

13.1     Safe Custody of seals                                                 25
13.2     Use of seals                                                          25

14       INSPECTION OF RECORDS                                                 25

14.1     Inspection by Members                                                 25
14.2     Right of a Member to inspect                                          25

15       DIVIDENDS AND RESERVES                                                25

15.1     Payment of dividend                                                   25
15.2     No interest on dividends                                              26
15.3     Reserves and profits carried forward                                  26
15.4     Calculation and apportionment of dividends                            26
15.5     Deductions from dividends                                             26
15.6     Distribution of specific assets                                       26
15.7     Resolution of distribution difficulties                               27
15.8     Payment by cheque and receipts from joint holders                     27
15.9     Effectual receipt from one joint holder                               28
15.10       Election to reinvest dividend                                      28
15.11       Election to accept shares in lieu of dividend                      28
15.12       Establishment of schemes                                           28
15.13       Unclaimed dividends                                                28

16       CAPITALISATION OF PROFITS                                             28

16.1     Capitalisation of reserves and profits                                28
16.2     Applying a sum for the benefit of Members                             29
16.3     Effecting the resolution                                              29

17       SERVICE OF DOCUMENTS                                                  29

17.1     Document includes notice                                              29
17.2     Methods of service                                                    29
17.3     Post                                                                  30
17.4     Fax or electronic transmission                                        30
17.5     Joint Holders                                                         30
17.6     Persons entitled to shares                                            30

18       WINDING UP                                                            30

18.1     Distribution of assets                                                30

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
18.2     Powers of liquidator to vest property                                 30
18.3     Shares issued on special terms                                        31

19       INDEMNITY AND INSURANCE                                               31

19.1     Indemnity                                                             31
19.2     Timing                                                                31
19.3     Deeds                                                                 32
19.4     Insurance                                                             32

20       RESTRICTED SECURITIES                                                 32

20.1     Interpretation - Restricted Securities                                32
20.2     Disposal during Escrow Period                                         32
20.3     Breach of Restriction Agreement or Listing Rules                      32

21       SALE OF SMALL HOLDINGS                                                33

21.1     Interpretation                                                        33
21.2     Divestment Notice                                                     33
21.3     Restrictions on initiation by Company                                 33
21.4     Sale by Company                                                       33
21.5     Powers of Company                                                     33
21.6     Proceeds of sale                                                      34
21.7     Joint holders                                                         34
21.8     Special case                                                          34

22       TRANSITIONAL PROVISIONS                                               34

22.1     Interpretation                                                        34
22.2     Stock market fiduciaries                                              35
22.3     Partly paid shares                                                    35
22.4     Transfer and transmission                                             35
22.5     Voting rights                                                         35
22.6     Directors and Secretaries                                             35
22.7     Number of directors                                                   35
22.8     Rotation of Directors                                                 35
22.9     Retiring age                                                          36
22.10       Appointment to casual vacancy                                      36
22.11       Directors' remuneration                                            36
22.12       Directors' retirement allowances                                   36
22.13       Chairman and Deputy Chairman                                       36
22.14       Managing Director and Executive Directors                          36
22.15       Board committees                                                   37
22.16       Common seal                                                        37
22.17       Share schemes                                                      37
22.18       Delegations                                                        37
22.19       General provision                                                  37

23       DEFINITIONS AND INTERPRETATION                                        37

23.1     Definitions                                                           37
23.2     Interpretation                                                        39
23.3     Corporations Law                                                      39

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
23.4     Headings and Parts                                                    39
23.5     Replaceable rules not to apply                                        39
23.6     Currency                                                              40

SCHEDULE 1                                                                     40

(Terms of issue of 1999 Series 1 Preference Shares - see article 1.2)          40

SCHEDULE 2                                                                     47

(Stock Market Fiduciaries - see article 1.5)                                   47

SCHEDULE 3                                                                     48

(Indemnified liabilities 17 January 1995 to Transition - see article 19.2)     48

SCHEDULE 4                                                                     49

(Indemnified liabilities before 17 January 1995 - see article 19.2)            49

SCHEDULE 5                                                                     49
0
(Indemnified liabilities before Transition - see article 19.2)                 49

SCHEDULE 6                                                                     50

(Rights attaching to Other preference shares - see article 1.2A)               50

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                              Corporations Act 2001

                                  CONSTITUTION
                                       OF
                          WESTPAC BANKING CORPORATION

                               ABN 33 007 457 141

1        SHARES

1.1      DIRECTORS TO ISSUE SHARES

         The issue of shares in the Company is under the control of the Directors who:

         (a) may issue or dispose of shares to any person at any time and on any terms and conditions and having attached to them any preferred, deferred or other special rights or restrictions, whether with regard to dividend, voting, return of capital or otherwise, as the Directors think fit;

         (b) may grant to any person an option over shares or pre-emptive rights at any time and for any consideration as they think fit; and

         (c) have the right to settle the manner in which fractions of a share, however arising, are to be dealt with,

         subject to the Corporations Law, the Listing Rules and any special rights conferred on the holders of any shares or class of shares.

1.2      1999 SERIES 1 PREFERENCE SHARES

         Shares designated 1999 Series 1 Preference Shares may be issued upon the terms and subject to the conditions in Schedule 1.

1.2A     OTHER PREFERENCE SHARES

         The Company may issue preference shares under this Article only if those preference shares:

         (a) are issued on terms that include the terms and are subject to the conditions set out in Schedule 6; and

         (b) are permitted by the terms of issue of the 1999 Series 1 Preference Shares as set out in Schedule 1.

1.3      ISSUE OF FURTHER SHARES - NO VARIATION

         The rights conferred on the holders of the shares of any class are not to be taken as varied by the issue of further shares ranking equally with the first-mentioned shares unless:

         (a) expressly provided by the terms of issue of the first-mentioned shares; or

         (b) required by the Corporations Law or, while the Company remains on the official list of ASX, the Listing Rules.

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1.4      NON-RECOGNITION OF INTERESTS

         Except as required by law, the Company is not required to recognise:

         (a)      a person as holding a share on any trust; or

         (b) any other interest in any share or any other right in respect of a share except an absolute right of ownership in the registered holder, whether or not it has notice of the interest or right.

1.5      STOCK MARKET FIDUCIARIES

         The provisions in Schedule 2 have effect despite article 1.4 ("Non-recognition of interests").

1.6      JOINT HOLDERS OF SHARES

         Where two or more persons are registered as the joint holders of shares then they are taken to hold the shares as joint tenants with rights of survivorship, but the Company is not bound:

         (a) to register more than three persons as joint holders of a share; or

         (b) to issue more than one certificate or holding statement in respect of shares jointly held.

2        LIEN

2.1      LIEN ON SHARE

         The Company has a first and paramount lien on every share for:

         (a) all due and unpaid calls and instalments in respect of that share;

         (b) all money which the Company has been called on by law to pay, and has paid, in respect of that share;

         (c) interest at the Prescribed Interest Rate on the amount due from the date it becomes due until payment; and

         (d) reasonable expenses of the Company in respect of the default on payment.

2.2      LIEN ON LOANS UNDER EMPLOYEE INCENTIVE SCHEMES

         The Company also has a first and paramount lien on each share registered in the name of the Member for all money owing to the Company by the Member under loans made under an employee incentive scheme.

2.3      LIEN ON DISTRIBUTIONS

         A lien on a share under article 2.1 ("Lien on share") or 2.2 ("Lien on loans under employee incentive schemes") extends to all distributions in respect of that share, including dividends.

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2.4      EXEMPTION FROM ARTICLE 2.1 OR 2.2

         The Directors may at any time exempt a share wholly or in part from the provisions of article 2.1 ("Lien on share") or 2.2 ("Lien on loans under employee incentive schemes").

2.5      EXTINGUISHMENT OF LIEN

         The Company's lien on a share is extinguished if a transfer of the share is registered without the Company giving notice of the lien to the transferee.

2.6      COMPANY'S RIGHTS TO RECOVER PAYMENTS

         A Member must reimburse the Company on demand in writing for all payments the Company makes to a government or taxing authority in respect of the Member, the death of a Member or the Member's shares or any distributions on the Member's shares, including dividends, where the Company is either:

         (a)      obliged by law to make the relevant payment; or

         (b) advised by a lawyer qualified to practice in the jurisdiction of the relevant government or taxing authority that the Company is obliged by law to make the relevant payment.

         The Company is not obliged to advise the Member in advance of its intention to make the payment.

2.7      REIMBURSEMENT IS A DEBT DUE

         The obligation of the Member to reimburse the Company is a debt due to the Company as if it were a call on all the Member's shares, duly made at the time when the written demand for reimbursement is given by the Company to the Member. The provisions of this Constitution relating to non-payment of calls, including payment of interest and sale of the Member's shares under lien, apply to the debt.

2.8      SALE UNDER LIEN

         Subject to article 2.9 ("Limitations on sale under lien"), the Company may sell, in any manner the Directors think fit, any share on which the Company has a lien.

2.9      LIMITATIONS ON SALE UNDER LIEN

         A share on which the Company has a lien may not be sold by the Company unless:

         (a) an amount in respect of which the lien exists is presently payable; and

         (b) the Company has, not less than 14 days before the date of sale, given to the registered holder of the share or the person entitled to the share by reason of the death, bankruptcy or mental incapacity of the registered holder, a notice in writing setting out, and demanding

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                  payment of, the amount which is presently payable in respect of which the lien exists.

2.10     TRANSFER ON SALE UNDER LIEN

         For the purpose of giving effect to a sale under article 2.8 ("Sale under lien"), the Company may receive the consideration, if any, given for the share so sold and may execute a transfer of the share sold in favour of the purchaser of the share, or do all such other things as may be necessary or appropriate for it to do to effect the transfer. The purchaser is not bound to see to the application of the purchase money.

2.11     IRREGULARITY OR INVALIDITY

         The title of the purchaser to the share is not affected by any irregularity or invalidity in connection with the sale of the share.

2.12     PROCEEDS OF SALE

         The proceeds of a sale under article 2.8 ("Sale under lien") must be applied by the Company in payment of the amount in respect of which the lien exists as is presently payable, and the residue, if any, must be paid to the person entitled to the share immediately before the sale.

3        CALLS ON SHARES

3.1      DIRECTORS TO MAKE CALLS

         The Directors may:

         (a) make calls on a Member in respect of any money unpaid on the shares of that Member, if the money is not by the terms of issue of those shares made payable at fixed times;

         (b)      make a call payable by instalments; and

         (c)      revoke or postpone a call.

3.2      TIME OF CALL

         A call is taken to be made at the time when the resolution of the Directors authorising the call is passed.

3.3      MEMBERS' LIABILITY

         Each Member must upon receiving not less than 30 business days notice specifying the time or times and place of payment, pay to the Company at the time or times and place so specified the amount called on that Member's shares.

3.4      JOINT HOLDERS' LIABILITY

         The joint holders of a share are jointly and severally liable to pay all calls in respect of the share.

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3.5      NON-RECEIPT OF NOTICE

         The non-receipt of a notice of any call by, or the accidental omission to give notice of a call to, a Member does not invalidate the call.

3.6      INTEREST ON DEFAULT

         If a sum called in respect of a share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due must pay interest on the sum to the time of actual payment at the Prescribed Interest Rate. The Directors may waive payment of that interest wholly or in part.

3.7      FIXED INSTALMENTS

         Subject to any notice requirements under the Listing Rules, any sum that, by the terms of issue of a share, becomes payable on issue of the share or at a fixed date, is to be taken to be a call duly made and payable on the date on which by the terms of issue the sum becomes payable. In case of non-payment, all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise apply as if the sum had become payable by virtue of a call duly made and notified.

3.8      DIFFERENTIATION BETWEEN SHAREHOLDERS AS TO CALLS

         The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

3.9      PREPAYMENT OF CALLS AND INTEREST

         The Directors may:

         (a) accept from a Member the whole or a part of the amount unpaid on a share although no part of that amount has been called; and

         (b) authorise payment by the Company of interest on the whole or any part of an amount so accepted, until the amount becomes payable, at such rate, not exceeding the Prescribed Interest Rate, as is agreed on between the Directors and the Member paying the sum.

4        TRANSFER OF SHARES

4.1      FORMS OF INSTRUMENT OF TRANSFER

         Subject to the Listing Rules and to this Constitution, shares in the Company are transferable:

         (a) in the case of CHESS Approved Securities, in accordance with the CHESS Rules;

         (b) by instrument in writing in any usual or common form or in any other form that the Directors approve; or

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         (c)      by any other method of transfer of marketable securities which is recognised by the Corporations Law, SCH and ASX and is approved by the Directors.

4.2      EXECUTION AND DELIVERY OF TRANSFER

         If an instrument of transfer is to be used to transfer a share in accordance with article 4.1(b) ("Forms of instrument of transfer"), it must be:

         (a) a proper instrument of transfer within the meaning of the Corporations Law;

         (b) executed by or on behalf of both the transferor and the transferee unless it is a sufficient transfer of marketable securities within the meaning of the Corporations Law; and

         (c) left for registration at the share registry of the Company, accompanied by the information the Directors properly require to show the right of the transferor to make the transfer,

         and in that event the Company must, subject to the powers vested in the Directors by this Constitution, register the transferee as the holder of the share.

4.3      EFFECT OF REGISTRATION

         Except as provided by the CHESS Rules, a transferor of a share remains the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the share and a transfer of a share does not pass the right to any dividends declared on the share until registration.

4.4      COMPANY TO REGISTER FORMS WITHOUT CHARGE

         The Company must register all registrable transfer forms, split certificates, renunciations and transfers, issue certificates and transmission receipts and mark or note transfer forms without charge except where the issue of a certificate is to replace a lost or destroyed certificate.

4.5      POWER TO REFUSE TO REGISTER

         If permitted to do so by the Listing Rules the Directors may:

         (a) request SCH to apply a holding lock to prevent a transfer of CHESS Approved Securities registered on the CHESS subregister; or

         (b)      refuse to register a transfer of other shares in the Company.

4.6      OBLIGATION TO REFUSE TO REGISTER

         The Directors must:

         (a) request SCH to apply a holding lock to prevent transfer of CHESS Approved Securities registered on the CHESS subregister; or

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         (b)      refuse to register any transfer of other shares in the
                  Company,

         if:

         (c)      the Listing Rules require the Company to do so; or

         (d) the transfer is in breach of the Listing Rules or a Restriction Agreement.

4.7      WRITTEN NOTICE TO SECURITY HOLDER OF HOLDING LOCK OR REFUSAL

         If in the exercise of their rights under articles 4.5 ("Power to refuse to register") and 4.6 ("Obligation to refuse to register") the Directors request application of a holding lock to prevent a transfer of CHESS Approved Securities or refuse to register a transfer of a security they must give written notice of the request or refusal to the holder of the security, to the transferee and the broker lodging the transfer, if any. Failure to give such notice does not invalidate the decision of the Directors.

4.8      REFUSAL TO REGISTER

         If the Directors refuse registration of a transfer, the transfer must be returned to the person who deposited it if demand is made within 12 months of the giving of notice of refusal to register unless there has been an allegation of fraud concerning the transfer or the transaction to which it relates.

5        TRANSMISSION OF SHARES

5.1      TRANSMISSION OF SHARES ON DEATH OF HOLDER

         If a Member who does not own shares jointly dies, the Company will recognise only the personal representative of the Member as being entitled to the Member's interest in the shares.

5.2      INFORMATION GIVEN BY PERSONAL REPRESENTATIVE

         If the personal representative gives the Directors the information they reasonably require to establish the representative's entitlement to be registered as a holder of the shares:

         (a)      the personal representative may:

                  (i) by giving a written and signed notice to the Company, elect to be registered as the holder of the shares; or

                  (ii) by giving a completed transfer form to the Company, transfer the shares to another person; and

         (b) the personal representative is entitled, whether or not registered as the holder of the shares, to the same rights as the Member.

         On receiving an election under paragraph (a)(i), the Company must register the personal representative as the holder of the shares.

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         A transfer under paragraph (a)(ii) is subject to the articles that apply to transfers generally.

5.3      DEATH OF JOINT OWNER

         If a Member who owns shares jointly dies, the Company will recognise only the survivor as being entitled to the Member's interest in the shares. The estate of the Member is not released from any liability in respect of the shares.

5.4      TRANSMISSION OF SHARES ON BANKRUPTCY

         If a person entitled to shares because of the bankruptcy of a Member gives the Directors the information they reasonably require to establish the person's entitlement to be registered as holder of the shares, the person may:

         (a) by giving a written and signed notice to the Company, elect to be registered as the holder of the shares; or

         (b) by giving a completed transfer form to the Company, transfer the shares to another person.

         On receiving an election under paragraph (a), the Company must register the person as the holder of the shares.

         A transfer under paragraph (b) is subject to the articles that apply to transfers generally.

5.5      TRANSMISSION OF SHARES ON MENTAL INCAPACITY

         If a person entitled to shares because of the mental incapacity of a Member gives the Directors the information they reasonably require to establish the person's entitlement to be registered as the holder of the shares:

         (a)      the person may:

                  (i) by giving a written and signed notice to the Company, elect to be registered as the holder of the shares; and

                  (ii) by giving a completed transfer form to the Company, transfer the shares to another person; and

         (b) the person is entitled, whether or not registered as the holder of the shares, to the same rights as the Member.

         On receiving an election under paragraph (a)(i), the Company must register the person as the holder of the shares.

         A transfer under paragraph (a)(ii) is subject to the articles that apply to transfers generally.

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6        FORFEITURE OF SHARES

6.1      NOTICE REQUIRING PAYMENT OF CALL

         If a Member fails to pay a call or instalment of a call on the day appointed for payment of the call or instalment, the Directors may, at any time afterwards during such time as any part of the call or instalment remains unpaid, give a notice to the Member requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued and all costs and expenses that may have been incurred by the Company by reason of that non-payment.

6.2      CONTENTS OF NOTICE

         The notice must name a further day, not earlier than the expiration of 14 days from the date of service of the notice, on or before which the payment required by the notice is to be made and must state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

6.3      FORFEITURE FOR FAILURE TO COMPLY WITH NOTICE

         A share in respect of which the notice under article 6.1 ("Notice requiring payment of call") has not been complied with may at any time, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

6.4      DIVIDENDS AND DISTRIBUTIONS INCLUDED IN FORFEITURE

         A forfeiture under article 6.3 ("Forfeiture for failure to comply with notice") includes all dividends and other distributions declared or to be made in respect of the forfeited shares and not actually paid or distributed before the forfeiture.

6.5      SALE OR RE-ISSUE OF FORFEITED SHARES

         Subject to the Corporations Law, a share forfeited under article 6.3 ("Forfeiture for failure to comply with notice") may be sold, re-issued or otherwise disposed of to whom and on such terms as the Directors think fit.

6.6      NOTICE OF FORFEITURE

         If any share is forfeited under article 6.3 ("Forfeiture for failure to comply with notice") notice of the forfeiture must be given to the Member holding the share immediately before the forfeiture and an entry of the forfeiture and its date must be made in the Register.

6.7      SURRENDER INSTEAD OF FORFEITURE

         The Directors may accept the surrender of any share which they are entitled to forfeit on any terms they think fit and any surrendered share is taken to be a forfeited share.

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6.8      CANCELLATION OF FORFEITURE

         At any time before a sale or disposition of a share, the forfeiture of that share may be cancelled on such terms as the Directors think fit.

6.9      EFFECT OF FORFEITURE ON FORMER HOLDER'S LIABILITY

         A person whose shares have been forfeited:

         (a) ceases to be a Member in respect of the forfeited shares and loses all entitlement to dividends and other distributions or entitlements on the shares; and

         (b) remains liable to pay the Company all money that, at the date of forfeiture, was payable by that person to the Company in respect of the shares, plus interest at the Prescribed Interest Rate from the date of forfeiture and also reasonable expenses of sale.

6.10     EVIDENCE OF FORFEITURE

         A statement in writing declaring that the person making the statement is a Director or a Secretary, and that a share in the Company has been forfeited in accordance with this Constitution on the date stated in the statement, is prima facie evidence of the facts stated in the statement as against all persons claiming to be entitled to the share.

6.11     TRANSFER OF FORFEITED SHARE

         The Company may receive the consideration (if any) given for a forfeited share on any sale or disposition of the share and may execute or effect a transfer of the share in favour of the person to whom the share is sold or disposed of.

6.12     REGISTRATION OF TRANSFEREE

         On the execution of the transfer, the transferee must be registered as the holder of the share and is not bound to see to the application of any money paid as consideration.

6.13     IRREGULARITY OR INVALIDITY

         The title of the transferee to the share is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the share.

6.14     FORFEITURE APPLIES TO NON-PAYMENT OF INSTALMENT

         The provisions of this Constitution as to forfeiture apply in the case of non-payment of any sum that, by the terms of issue of a share, becomes payable at a fixed time, as if that sum had been payable by virtue of a call duly made and notified.

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7        GENERAL MEETINGS

7.1      ANNUAL GENERAL MEETING

         Annual general meetings of the Company are to be held in accordance with the Corporations Law.

7.2      CONVENING GENERAL MEETING

         The Directors may convene and arrange to hold a general meeting of the Company whenever they think fit and must do so if required to do so under the Corporations Law.

7.3      NOTICE OF GENERAL MEETING

         Notice of a meeting of Members must be given in accordance with the Corporations Law.

7.4      CALCULATION OF PERIOD OF NOTICE

         In computing the period of notice under article 7.3 ("Notice of general meeting"), both the day on which the notice is given or taken to be given and the day of the meeting convened by it are to be disregarded.

7.5      CANCELLATION OR POSTPONEMENT OF A MEETING

         Where a meeting of Members (including an annual general meeting) is convened by the Directors they may, whenever they think fit, cancel the meeting or postpone the holding of the meeting to a date and time determined by them. This article does not apply to a meeting convened in accordance with the Corporations Law by a single director, by Members or by the Directors on the request of Members.

7.6      NOTICE OF CANCELLATION OR POSTPONEMENT OF A MEETING

         Notice of cancellation or postponement of a general meeting must state the reason for cancellation or postponement and be given:

         (a)      to Members; and

         (b) to other persons entitled to be given notice of a meeting of the Company's Members under the Corporations Law.

7.7      CONTENTS OF NOTICE OF POSTPONEMENT OF MEETING

         A notice of postponement of a general meeting must specify:

         (a)      the postponed date and time for the holding of the meeting;

         (b) a place for the holding of the meeting which may be either the same as or different from the place specified in the notice convening the meeting; and

         (c) if the meeting is to be held in two or more places, the technology that will be used to facilitate the holding of the meeting in that manner.

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7.8      NUMBER OF CLEAR DAYS FOR POSTPONEMENT OF MEETING

         The number of clear days from the giving of a notice postponing the holding of a general meeting to the date specified in that notice for the holding of the postponed meeting must not be less than the number of clear days notice required to be given of the general meeting.

7.9      BUSINESS AT POSTPONED MEETING

         The only business that may be transacted at a general meeting the holding of which is postponed is the business specified in the notice convening the meeting.

7.10     PROXY OR REPRESENTATIVE AT POSTPONED MEETING

         Where:

         (a) by the terms of an instrument appointing a proxy or of an appointment of a Representative, a proxy or Representative is authorised to attend and vote at a general meeting to be held on a specified date or at a general meeting or general meetings to be held on or before a specified date; and

         (b) the date for holding the meeting is postponed to a date later than the date specified in the instrument of proxy or appointment of Representative,

         then, by force of this article, that later date is substituted for and applies to the exclusion of the date specified in the instrument of proxy or appointment of representative unless the Member appointing the proxy or Representative gives to the Company at the Registered Office notice in writing to the contrary not less than 48 hours before the time to which the holding of the meeting has been postponed.

7.11     NON-RECEIPT OF NOTICE

         The non-receipt of notice of a general meeting or cancellation or postponement of a general meeting by, or the accidental omission to give notice of a general meeting or cancellation or postponement of a general meeting to, a person entitled to receive notice does not invalidate any resolution passed at the general meeting or at a postponed meeting or the cancellation or postponement of a meeting.

8        PROCEEDINGS AT GENERAL MEETINGS

8.1      REFERENCE TO A MEMBER

         Unless the contrary intention appears, a reference to a Member in Part 8 means a person who is a Member, a proxy or a Representative of that Member.

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8.2      NUMBER FOR A QUORUM

         Fifty Members present in person or by proxy or Representative and holding between them at least 50,000 shares are a quorum at a general meeting.

8.3      REQUIREMENT FOR A QUORUM

         An item of business may not be transacted at a general meeting unless a quorum is present when the meeting proceeds to consider it. If a quorum is present at the beginning of a meeting it is taken to be present throughout the meeting unless the chairman of the meeting (on the chairman's own motion or at the instance of a Member, proxy or Representative who is present) declares otherwise.

8.4      IF QUORUM IS NOT PRESENT

         If within 15 minutes after the time appointed for a meeting a quorum is not present, the meeting:

         (a) if convened by a Director, or by or on a requisition of, Members, is dissolved; and

         (b) in any other case stands adjourned to the same day in the next week and the same time and place, or to such other day, time and place as the Directors appoint by notice to the Members and others entitled to notice of the meeting.

8.5      APPOINTMENT AND POWERS OF CHAIRMAN OF GENERAL MEETING

         The Director who has been elected as chairman of Directors' meetings under article 11.7 ("Chairman and Deputy Chairman") is entitled to preside as chairman at a general meeting.

8.6      ABSENCE OF CHAIRMAN AT GENERAL MEETING

         If a general meeting is held and:

         (a) no Director has been elected as chairman of Directors' meeting under article 11.7 ("Chairman and Deputy Chairman") by the Directors; or

         (b) the elected chairman is not present within 15 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

         the following may preside as chairman of the meeting (in order of precedence):

         (c)      the deputy chairman (if any);

         (d)      a Director chosen by a majority of the Directors present;

         (e)      the only Director present;

         (f) a Member chosen by a majority of the Members present in person or by proxy or Representative.

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8.7      CONDUCT OF GENERAL MEETINGS

         The chairman of a general meeting:

         (a) has charge of the general conduct of the meeting and of the procedures to be adopted at the meeting;

         (b) subject to Corporations Law and this Constitution, may require the adoption of any procedure which is in the chairman's opinion necessary or desirable for proper and orderly debate or discussion and the proper and orderly casting or recording of votes at the general meeting; and

         (c) may, having regard where necessary to the Corporations Law, terminate discussion or debate on any matter whenever the chairman considers it necessary or desirable for the proper conduct of the meeting, and a decision by the chairman under this article is final.

8.8      ADJOURNMENT OF GENERAL MEETING

         The chairman of a general meeting may at any time during the meeting adjourn the meeting from time to time and from place to place. In exercising this discretion, the chairman may, but need not, seek the approval of the Members present. Unless required by the chairman, no vote may be taken or demanded by the Members present in respect of any adjournment. Only unfinished business is to be transacted at a meeting resumed after an adjournment.

8.9      NOTICE OF ADJOURNED MEETING

         It is not necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting unless a meeting is adjourned for one month or more. In that case, notice of the adjourned meeting must be given as in the case of an original meeting.

8.10     DECISION AT GENERAL MEETINGS

         Any question submitted to a general meeting may be decided on the voices but if there is any dissenting voice a show of hands must be taken.

8.11     DECLARATION OF RESULT

         Unless a poll is properly demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has on the voices been carried without dissent or on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, is conclusive evidence of the fact. Neither the chairman nor the minutes need state and it is not necessary to prove the number or proportion of the votes recorded in favour of or against the resolution on a show of hands.

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8.12     QUESTIONS DECIDED BY MAJORITY

         Subject to the requirements of the Corporations Law, a resolution not carried on the voices without dissent is taken to be carried if a simple majority of the votes cast on the resolution are in favour of it.

8.13     POLL

         If a poll is properly demanded, it must be taken in the manner and at the date and time directed by the chairman and the result of the poll is the resolution of the meeting at which the poll was demanded. A poll demanded on the election of a chairman or on a question of adjournment must be taken immediately. A demand for a poll may be withdrawn.

8.14     DEMAND FOR A POLL

         A demand for a poll does not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

8.15     EQUALITY OF VOTES - CASTING VOTE FOR CHAIRMAN

         If there is an equality of votes, either on a show of hands or on a poll, the chairman of the meeting is entitled to a casting vote in addition to any votes to which the chairman is entitled as a Member or proxy or Representative.

8.16     ENTITLEMENT TO VOTE

         Subject to any rights or restrictions for the time being applying to any share and to this Constitution:

         (a) on a show of hands, each Member present in person and each other person present as a proxy or Representative of a Member has one vote; and

         (b) on a poll, each Member present in person has one vote for each fully paid share held by the Member (or such lesser or greater number of votes as may be fixed by the terms of issue of any share) and each person present as proxy or Representative of a Member has one vote for each fully paid share held by the Member that the person represents (or such lesser or greater number of votes as may be fixed by the terms of issue of any share).

         A Member is not entitled to vote at a general meeting in respect of shares which are the subject of a current Restriction Agreement for so long as any breach of that agreement subsists.

8.17     VOTING ON A POLL FOR PARTLY PAID SHARES

         Subject to any rights or restrictions for the time being applying to any share, if a Member holds partly paid shares, the number of votes the Member has in respect of those shares on a poll is the number equal to the proportion of the number of those shares that the aggregate amount paid on the shares bears to

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

         their aggregate issue price. To determine the aggregate amount paid on the shares, exclude any amount:

         (a)      paid or credited as paid in advance of a call; and

         (b) credited as paid on those shares to the extent that it exceeds the value (ascertained at the time of issue of those shares) of the consideration received for the issue of those shares.

8.18     FRACTIONS DISREGARDED FOR A POLL

         On the application of article 8.17 ("Voting on a poll for partly paid shares"), disregard any fraction which arises.

8.19     JOINT SHAREHOLDERS' VOTE

         If a share is held jointly and more than one Member votes in respect of that share, only the vote of the Member whose name appears first in the Register counts.

8.20     VOTE OF SHAREHOLDER OF UNSOUND MIND

         If a Member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under the law relating to mental health, then the Member's committee or trustee or any other person who properly has the management of the Member's estate may exercise any rights of the Member in relation to a general meeting as if the committee, trustee or other person were the Member.

8.21     EFFECT OF UNPAID CALL

         A Member is not entitled at a general meeting to cast a vote attached to a share on which a call is due and payable and has not been paid.

8.22     OBJECTION TO VOTING QUALIFICATION

         An objection to the right of a person to attend or vote at the meeting or adjourned meeting:

         (a)      may not be raised except at that meeting or adjourned meeting;
                  and

         (b) must be referred to the chairman of the meeting, whose decision is final.

         A vote not disallowed under the objection is valid for all purposes.

8.23     VALIDITY OF VOTE IN CERTAIN CIRCUMSTANCES

         Unless the Company has received written notice of the matter before the start or resumption of the meeting at which a person votes as a proxy or Representative, a vote cast by the person as proxy or Representative is valid even if, before the person votes, the appointing Member:

         (a)      dies;

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         (b)      is mentally incapacitated;

         (c)      revokes the appointment of the proxy or representative;

         (d)      revokes any authority under which the appointment was made; or

         (e) transfers the shares in respect of which the appointment was made.

9        THE DIRECTORS

9.1      NUMBER OF DIRECTORS

         The number of Directors (excluding the Managing Director and any other Director appointed under article 11.16 ("Managing Director and Executive Directors"), is to be not less than seven nor more than such number not exceeding fifteen as is determined by the Directors but the number so determined at any time must not be less than the number of Directors excluding the Managing Director and any other Directors appointed under article 11.16 in office at the time the determination takes effect.

9.2      ROTATION OF DIRECTORS

         At each annual general meeting one-third of the Directors for the time being or, if their number is not three nor a multiple of three, the number nearest one-third, and any other Director who has held office for three years or more since the Director's last election, must retire from office. In determining the number of Directors to retire, no account is to be taken of a Director who holds office only until the conclusion of the meeting in accordance with article 9.7 ("Casual vacancy") or the Managing Director. A retiring Director holds office until the conclusion of the meeting at which that Director retires but is eligible for re-election at the meeting.

9.3      DIRECTORS TO RETIRE

         The Directors who must retire at any annual general meeting are those who have been longest in office since their last election, but, as between persons who were last elected as Directors on the same day, those to retire must be determined by lot, unless they otherwise agree among themselves.

9.4      DIRECTORS' RETIRING AGE

         A Director shall vacate office at the conclusion of the annual general meeting next held after the Director attains the age of 70 years. Notwithstanding any other provision of this Constitution, a person who has attained the age of 70 years is not eligible for appointment, election or re-election as a Director.

9.5      ELECTION OF DIRECTORS AT GENERAL MEETING

         The Company may, at a general meeting at which a Director retires or otherwise vacates office, by resolution fill the vacated office by electing a person to that office.

                                       17
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9.6      ELIGIBILITY FOR ELECTION AS DIRECTOR

         Except for a person who is eligible for election or re-election under article 9.2 ("Rotation of Directors"), 9.7 ("Casual vacancy") or 11.16 ("Managing Director and Executive Directors"), a person is not eligible for election as a Director at a general meeting of the Company unless a consent to nomination signed by the person has been lodged at the Registered Office at least:

         (a) in the case of a meeting that members have requested the Directors to call, 30 business days before the general meeting; and

         (b) in any other case, 35 business days before the general meeting.

9.7      CASUAL VACANCY

         The Directors may at any time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, provided the total number of Directors does not exceed the maximum number determined in accordance with article 9.1 ("Number of Directors"). A Director appointed under this article holds office only until the conclusion of the next annual general meeting but is eligible for election at that meeting.

9.8      REMUNERATION OF DIRECTORS

         The Directors shall be remunerated for their services as Directors in accordance with the following provisions:

         (1) The amount of the remuneration of the Directors shall be a yearly sum which does not exceed the sum from time to time determined by the Company in general meeting, but no such meeting may approve an increase in the yearly sum unless the notice convening the meeting has stated an intention to propose an increase in the Directors' remuneration and specified both the amount of the increase and the new yearly sum proposed for determination.

         (2) The amount of the remuneration of the Directors is to be divided among them in the proportion and manner they agree or, in default of agreement among them, equally.

         (3) The part of the remuneration of the Directors to which a particular Director is entitled shall be provided wholly in cash out of the funds of the Company unless the Directors, with the concurrence of the Director concerned, determine that the whole or some part shall be satisfied in the form of non-cash benefits (which may include the issue or purchase of shares in the Company or the grant of options to subscribe for such shares), in which event the part of the remuneration of the Directors to which that Director is entitled shall be provided as the Directors so determine.

         (4) In making any such determination in relation to the part of the remuneration of the Directors to which a particular Director is entitled, the Directors may fix as they think fit the value of any non-cash benefit.

                                       18
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         (5)      The remuneration of the Directors accrues from day to day, except that, to the extent that it includes any non-cash benefit, the remuneration is taken to accrue at the time the benefit is provided, subject to the terms on which the benefit is provided.

         (6) This article does not apply to the remuneration of the Managing Director or any other Director appointed under article 11.16 ("Managing Director and Executive Directors").

9.9      RETIREMENT ALLOWANCE

         The Company may enter into and perform an agreement with a Director, other than the Managing Director or any other Director appointed under article 11.16 ("Managing Director and Executive Directors"), for the payment of an allowance upon the Director's retirement or death before retirement provided that the agreement is on the terms referred to in item 9 of Schedule 1 to the Westpac Banking Corporation (Transfer of Incorporation) Act 2000. Subject to the Corporations Law, the Company may pay any other allowance upon a Director's retirement or death before retirement, either under an agreement made between the Company and the Director or otherwise. The payment of any allowance under this article does not form part of the remuneration referred to in article
         9.8 ("Remuneration of Directors").

9.10     EXPENSES

         A Director is entitled to be reimbursed out of the funds of the Company such reasonable travelling, accommodation and other expenses as the Director may incur when travelling to or from meetings of the Directors or a Directors' committee or when otherwise engaged on the business of the Company.

9.11     SUPERANNUATION GUARANTEE CHARGE

         The Company may make contributions to a superannuation retirement or pension fund account or reserve for the benefit of a Director, other than the Managing Director and any other Director appointed under article 11.16 ("Managing Director and Executive Directors") to the minimum extent necessary to ensure that the Company or a related body corporate is not required to pay a superannuation guarantee charge or similar statutory impost in relation to the Director. These contributions do not form part of the remuneration referred to in article 9.8 ("Remuneration of Directors").

9.12     DIRECTOR'S INTERESTS

         (a) Subject to complying with the Corporations Law regarding disclosure of and voting on matters involving material personal interests, a Director may:

                  (i) hold any office or place of profit in the Company, except that of auditor;

                  (ii) hold any office or place of profit in any other company, body corporate, trust or entity promoted by the Company or in which it has an interest of any kind;

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                  (iii)    enter into any contract or arrangement with the
                           Company;

                  (iv) participate in any association, institution, fund, trust or scheme for past or present employees or directors of the Company or persons dependent on or connected with them;

                  (v) act in a professional capacity (or be a member of a firm which acts in a professional capacity) for the Company, except as auditor; and

                  (vi) participate in, vote on and be counted in a quorum for any meeting, resolution or decision of the Directors and may be present at any meeting where any matter is being considered by the Directors.

         (b) A Director may do any of the above despite the fiduciary relationship of the Director's office:

                  (i) without any liability to account to the Company for any direct or indirect benefit accruing to the Director; and

                  (ii) without affecting the validity of any contract or arrangement.

         (c) A reference to the Company in this article is also a reference to each related body corporate of the Company.

9.13     SIGNING DOCUMENTS

         A Director is not disqualified because of a material personal interest from signing or participating in the execution of a document by or on behalf of the Company, including execution under a seal of the Company.

9.14     VACATION OF OFFICE OF DIRECTOR

         In addition to the circumstances in which the office of a Director becomes vacant under the Corporations Law, the office of a Director becomes vacant if the Director:

         (a) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health; or

         (b)      resigns from the office by notice in writing to the Company.

10       POWERS AND DUTIES OF DIRECTORS

10.1     DIRECTORS TO MANAGE COMPANY

         The business of the Company is to be managed by the Directors, who may exercise all such powers of the Company as are not, by the Corporations Law or by this Constitution, required to be exercised by the Company in general meeting.

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10.2     SPECIFIC POWERS OF DIRECTORS

         Without limiting the generality of article 10.1 ("Directors to manage Company"), the Directors may exercise all the powers of the Company to borrow or raise money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

10.3     APPOINTMENT OF ATTORNEY

         The Directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the Company for the purposes and with the powers, authorities and discretions vested in or exercisable by the Directors for such period and subject to such conditions as they think fit.

10.4     PROVISIONS IN POWER OF ATTORNEY

         Any power of attorney may contain such provisions for the protection and convenience of persons dealing with the attorney as the Directors think fit and may also authorise the attorney to delegate (including by way of appointment of a substitute attorney) all or any of the powers, authorities and discretions vested in the attorney.

10.5     MINUTES

         The Directors must cause minutes of meetings to be made and kept in accordance with the Corporations Law.

10.6     SIGNING OF CHEQUES

         Cheques, promissory notes, bankers' drafts, bills of exchange and other negotiable or transferable instruments in the name of or on behalf of the Company, and receipts for money paid to the Company, must be signed, drawn, accepted, endorsed or otherwise executed as the case may be in the manner and by the persons the Directors determine from time to time.

11       PROCEEDINGS OF DIRECTORS

11.1     DIRECTORS' MEETINGS

         The Directors may meet together for the despatch of business and adjourn and otherwise regulate their meetings as they think fit.

11.2     DIRECTOR MAY CONVENE A MEETING

         A Director may at any time, and the Secretary must on the written request of a Director, convene a meeting of the Directors.

11.3     QUESTIONS DECIDED BY MAJORITY

         Questions arising at a meeting of Directors are to be decided by a majority of votes of Directors present and entitled to vote. Their decision is for all purposes a decision of the Directors.

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11.4     CHAIRMAN'S CASTING VOTE

         In the event of an equality of votes, the chairman has a casting vote.

11.5     QUORUM FOR DIRECTORS' MEETING

         At a meeting of Directors, the number of Directors whose presence is necessary to constitute a quorum is three, of whom not more than one may be the Managing Director or any other Director appointed under article 11.16 ("Managing Director and Executive Directors").

11.6     REMAINING DIRECTORS MAY ACT

         The continuing Directors may act despite a vacancy in their number but if their number is reduced below the minimum fixed by article 9.1 ("Number of Directors"), the continuing Directors may, except in an emergency, act only for the purpose of filling vacancies to the extent necessary to bring their number up to that minimum or to convene a general meeting.

11.7     CHAIRMAN AND DEPUTY CHAIRMAN

         The Directors must elect one of their number to be chairman of their meetings and may elect another to be deputy chairman and may determine the period for which the person elected as chairman and any person elected as deputy chairman is to hold office.

11.8     CHAIRING DIRECTORS' MEETINGS

         The chairman elected under article 11.7 ("Chairman and Deputy Chairman") shall preside at every Directors' meeting but if there is no chairman or the chairman is not present within 10 minutes after the time appointed for holding the meeting or is unable or unwilling to act, the deputy chairman shall preside; but if there is no deputy chairman or the deputy chairman is not present within 10 minutes after the time appointed for holding the meeting or is unable or unwilling to act, the Directors present must elect one of their number to preside.

11.9     DIRECTORS' COMMITTEES

         The Directors may delegate any of their powers, other than powers required by law to be dealt with by directors as a board, to a committee or committees consisting of at least one Director and such other person or persons as they think fit.

11.10    POWERS DELEGATED TO DIRECTORS' COMMITTEES

         A committee to which any powers have been delegated under article 11.9 ("Directors' committees") must exercise those powers in accordance with any directions of the Directors. A power exercised by a committee is taken to have been exercised by the Directors.

11.11    CHAIRMAN OF DIRECTORS' COMMITTEE

         The members of a committee may elect one of their number as chairman of their meetings. If a meeting of a committee is held and:

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         (a)      a chairman has not been elected; or

         (b) the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

         the members involved may elect one of their number to be chairman of the meeting.

11.12    MEETINGS OF DIRECTORS' COMMITTEE

         A committee may meet and adjourn as it thinks proper. At any meeting of a committee, the number of members whose presence is necessary to constitute a quorum is a majority of the members or such smaller number as may be fixed by the Directors. Except as this Constitution otherwise provides, provisions concerning meetings, decisions and resolutions of the Directors apply also to meetings, decisions and resolutions of a committee.

11.13    DETERMINATION OF QUESTIONS

         Questions arising at a meeting of a committee are to be determined by a majority of votes of the members participating and voting.

11.14    CIRCULATING RESOLUTIONS

         The Directors may pass a resolution without a Directors' meeting being held if all of the Directors entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document. Separate copies of a document may be used for signing by Directors if the wording of the resolution and statement is identical in each copy. The resolution is passed when the last director signs. If a document is received by the Secretary by fax and appears to have been signed by a Director, it shall be taken to have been signed by the Director when so received.

11.15    VALIDITY OF ACTS OF DIRECTORS

         All acts done at a meeting of the Directors or of a committee of Directors, or by a person acting as a Director are, even if it is afterwards discovered that:

         (a) there was a defect in the appointment or continuance in office of a person as a Director or of the person so acting; or

         (b) a person acting as a Director was disqualified or was not entitled to vote,

         as valid as if the relevant person had been duly appointed or had duly continued in office and was qualified and entitled to vote.

11.16    MANAGING DIRECTOR AND EXECUTIVE DIRECTORS

         The Directors may appoint to the office of Director the person for the time being holding office as Chief Executive Officer of the Company and not more than two other persons holding senior executive offices in the Company. Any

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         Director so appointed shall hold office only until the conclusion of the next annual general meeting but is eligible for election at that meeting. A Director so appointed who holds office as Chief Executive Officer of the Company shall be designated the Managing Director and Chief Executive Officer.

11.17    CEASING TO BE MANAGING DIRECTOR OR EXECUTIVE DIRECTOR

         A Managing Director or other Director appointed under article 11.16 ("Managing Director and Executive Directors") automatically ceases to hold that office on ceasing to be a Director or ceasing to be the Chief Executive Officer or a senior executive officer of the Company.

11.18    MANAGING DIRECTOR EXEMPT FROM RETIREMENT BY ROTATION

         The Managing Director is exempt from retirement by rotation and is not counted under article 9.2 ("Rotation of Directors") for determining the number of Directors to retire by rotation.

11.19    REMUNERATION OF MANAGING DIRECTOR OR EXECUTIVE DIRECTOR

         The remuneration of a Managing Director or another Director appointed under article 11.16 ("Managing Director and Executive Directors") may be fixed by the Directors and may be by way of salary or commission or participation in profits or by all or any of those modes, but may not be by a commission on or percentage of operating revenue.

11.20    DELEGATION BY DIRECTORS

         The Directors may:

         (a) delegate to the Managing Director such of the powers exercisable by them as they think fit, with power for the Managing Director to sub-delegate subject to such conditions and restrictions as the Directors from time to time determine; and

         (b) delegate to any other person they think fit (including a person for the time being holding, occupying or performing the duties of a specified office or position) such powers as they consider necessary or expedient for the transaction of the business of the Company and every such delegation shall be on such terms and conditions and subject to such restrictions as the Directors determine and may be withdrawn or varied by them. These powers of delegation are additional to those available under the Corporations Law.

12       SECRETARY

12.1     APPOINTMENT OF SECRETARY

         There must be at least one secretary of the Company who is to be appointed by the Directors.

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12.2     SUSPENSION AND REMOVAL OF SECRETARY

         The Directors may suspend or remove a Secretary from that office.

12.3     POWERS, DUTIES AND AUTHORITIES OF SECRETARY

         The Directors may vest in a Secretary such powers, duties and authorities as they may from time to time determine and the Secretary must exercise all such powers and authorities subject at all times to the control of the Directors.

13       SEALS

13.1     SAFE CUSTODY OF SEALS

         The Directors must provide for the safe custody of any seal of the Company.

13.2    USE OF SEALS

         If the Company has a common seal or duplicate common seal:

         (a) it may be used only by the authority of the Directors, or of a committee of the Directors authorised by the Directors to authorise its use; and

         (b) every document to which it is affixed must be signed by a Director and be countersigned by another Director, a Secretary or another person appointed by the Directors to countersign that document or a class of documents in which that document is included.

14       INSPECTION OF RECORDS

14.1     INSPECTION BY MEMBERS

         Subject to the Corporations Law, the Directors may determine whether and to what extent, and at what time and places and under what conditions, the accounting records and other documents of the Company or any of them will be open to the inspection of Members (other than Directors).

14.2     RIGHT OF A MEMBER TO INSPECT

         A Member (other than a Director) does not have the right to inspect any document of the Company except as provided by law or authorised by the Directors or by the Company in general meeting.

15       DIVIDENDS AND RESERVES

15.1     PAYMENT OF DIVIDEND

         Subject to the Corporations Law, this Constitution, the rights of persons (if any) entitled to shares with special rights to dividend and any contrary terms of issue of or applying to any shares, the Directors may determine that a

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         dividend is payable, fix the amount and the time for payment and authorise the payment or crediting by the Company to, or at the direction of, each Member entitled to that dividend.

15.2     NO INTEREST ON DIVIDENDS

         Interest is not payable by the Company on a dividend.

15.3     RESERVES AND PROFITS CARRIED FORWARD

         The Directors may, before paying any dividend, set aside out of the profits of the Company such sums as they think proper as reserves, to be applied, at the discretion of the Directors, for any purpose for which the profits of the Company may be properly applied. Pending any application, the reserves may, at the discretion of the Directors, be used in the business of the Company or be invested in such investments as the Directors think fit. The Directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.

15.4     CALCULATION AND APPORTIONMENT OF DIVIDENDS

         Subject to the rights of any persons entitled to shares with special rights as to dividend and to the terms of issue of or applying to any shares, the profits of the Company are divisible among the Members so that, on each occasion on which a dividend is paid:

         (a) the same sum is paid on each share on which all amounts payable have been paid; and

         (b) the sum paid on a share on which all amounts payable have not been paid is the proportion of the sum referred to in paragraph (a) that the amount paid on the shares bears to the total of the amounts paid and payable on the share.

         To determine the amount paid on a share, exclude any amount:

         (c)      paid or credited as paid in advance of a call; and

         (d) credited as paid on a share to the extent that it exceeds the value (ascertained at the time of issue of the share) of the consideration received for the issue of the share.

15.5     DEDUCTIONS FROM DIVIDENDS

         The Directors may deduct from any dividend payable to, or at the direction of, a Member all sums of money (if any) presently payable by that Member to the Company on account of calls or otherwise in relation to shares in the Company.

15.6     DISTRIBUTION OF SPECIFIC ASSETS

         When resolving to pay a dividend, the Directors may:

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         (a)      resolve that the dividend be satisfied either wholly or partly by the distribution of specific assets to some or all of the persons entitled to the dividend, including fully paid shares in or debentures of the Company or fully paid shares in or debentures of any other body corporate; and

         (b) direct that the dividend payable in respect of any particular shares be satisfied wholly or partly by such a distribution and that the dividend payable in respect of other shares be paid in cash.

15.7     RESOLUTION OF DISTRIBUTION DIFFICULTIES

         If a difficulty arises in regard to a distribution under article 15.6 ("Distribution of specific assets"), the Directors may:

         (a)      settle the matter as they consider expedient;

         (b) fix the value for distribution of the specific assets or any part of those assets;

         (c) determine that cash payments will be made to, or at the direction of, any Members on the basis of the value so fixed in order to adjust the rights of all parties; and

         (d) vest any such specific assets in trustees as the Directors consider expedient.

         If a distribution of specific assets to, or at the direction of, a particular Member or Members is illegal or, in the Directors' opinion, impracticable the Directors may make a cash payment to the Member or Members on the basis of the cash amount of the dividend instead of the distribution of specific assets.

15.8     PAYMENT BY CHEQUE AND RECEIPTS FROM JOINT HOLDERS

         A dividend, interest or other money payable in cash in respect of shares may be paid:

         (a) by cheque sent through the post directed to the address of the holder as shown in the Register or, in the case of joint holders, to the address of the joint holder first named in the Register;

         (b) by cheque sent through the post directed to such other address as the holder or joint holder in writing directs;

         (c) by electronic funds transfer to an account with a bank or other financial institution nominated by the holder or joint holders and acceptable to the Company; or

         (d) by some other method of direct credit determined by the Directors to the holder or holders shown on the Register or to such person or place directed by them.

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15.9     EFFECTUAL RECEIPT FROM ONE JOINT HOLDER

         Any one of two or more joint holders may give an effectual receipt for any dividend, interest or other money payable in respect of the shares held by them as joint holders.

15.10    ELECTION TO REINVEST DIVIDEND

         Subject to the Listing Rules, the Directors may grant to Members or any class of Members the right to elect to reinvest cash dividends paid by the Company by subscribing for shares in the Company on such terms and conditions as the Directors think fit.

15.11    ELECTION TO ACCEPT SHARES IN LIEU OF DIVIDEND

         Subject to the Listing Rules, the Directors may determine in respect of any dividend which it is proposed to pay on any shares of the Company that holders of the shares may elect:

         (a) to forego the right to share in the proposed dividend or part of such proposed dividend; and

         (b) to receive instead an issue of shares credited as fully paid on such terms as the Directors think fit.

15.12    ESTABLISHMENT OF SCHEMES

         The Directors may from time to time establish, vary, suspend or terminate one or more schemes or plans under which shareholders may elect as provided in article 15.10 ("Election to reinvest dividend") or article 15.11 ("Election to accept shares in lieu of dividend").

15.13    UNCLAIMED DIVIDENDS

         Unclaimed dividends may be invested by the Directors as they think fit for the benefit of the Company until claimed or until required to be dealt with in accordance with any law relating to unclaimed moneys.

16       CAPITALISATION OF PROFITS

16.1     CAPITALISATION OF RESERVES AND PROFITS

         The Directors:

         (a) may resolve to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to Members; and

         (b) may, but need not, resolve to apply the sum in any of the ways mentioned in article 16.2 ("Applying a sum for the benefit of Members") , for the benefit of Members in the proportions to which those Members would have been entitled in a distribution of that sum by way of dividend.

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16.2     APPLYING A SUM FOR THE BENEFIT OF MEMBERS

         The ways in which a sum may be applied for the benefit of Members under article 16.1 ("Capitalisation of reserves and profits") are:

         (a)      in paying up any amounts unpaid on shares held by Members;

         (b) in paying up in full unissued shares or debentures to be issued to Members as fully paid; or

         (c) partly as mentioned in paragraph (a) and partly as mentioned in paragraph (b).

16.3     EFFECTING THE RESOLUTION

         The Directors may do all things necessary to give effect to the resolution and, in particular, to the extent necessary to adjust the rights of the Members among themselves, may:

         (a) make cash payments in cases where shares or debentures become issuable in fractions; and

         (b) authorise any person to make, on behalf of all or any of the Members entitled to any further shares or debentures on the capitalisation, an agreement with the Company providing for:

                  (i) the issue to them, credited as fully paid up, of any further shares or debentures; or

                  (ii) the payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement so made is effective and binding on all the Members concerned.

17       SERVICE OF DOCUMENTS

17.1     DOCUMENT INCLUDES NOTICE

         In Part 17, a reference to a document includes a notice.

17.2     METHODS OF SERVICE

         The Company may give a document to a Member:

         (a)      personally;

         (b) by sending it by post to the address for the Member in the Register or an alternative address nominated by the Member; or

         (c) by sending it to a fax number or electronic address nominated by the Member.

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17.3     POST

         A document sent by post:

         (a) if sent to an address in Australia, may be sent by ordinary post; and

         (b) if sent to an address outside Australia, must be sent by airmail,

         and in either case is taken to have been received on the day after the date of its posting.

17.4     FAX OR ELECTRONIC TRANSMISSION

         If a document is sent by fax or electronic transmission, delivery of the document is taken:

         (a) to be effected by properly addressing and transmitting the fax or electronic transmission; and

         (b)      to have been delivered on the day following its transmission.

17.5     JOINT HOLDERS

         A document may be given by the Company to the joint holders of a share by giving it to the joint holder first named in the Register in respect of the share.

17.6     PERSONS ENTITLED TO SHARES

         A person who by operation of law, transfer or other means whatsoever becomes entitled to any share is absolutely bound by every document given in accordance with this article to the person from whom that person derives title prior to registration of that person's title in the Register.

18       WINDING UP

18.1     DISTRIBUTION OF ASSETS

         If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company, divide among the Members in kind the whole or any part of the property of the Company and may for that purpose set such value as the liquidator considers fair on any property to be so divided and may determine how the division is to be carried out as between the Members or different classes of Members.

18.2     POWERS OF LIQUIDATOR TO VEST PROPERTY

         The liquidator may, with the sanction of a special resolution of the Company, vest the whole or any part of any such property in trustees on such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Member is compelled to accept any shares or other securities in respect of which there is any liability on the part of the holder.

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18.3     SHARES ISSUED ON SPECIAL TERMS

         Articles 18.1 ("Distribution of assets") and 18.2 ("Powers of liquidator to vest property") do not prejudice or affect the rights of a Member holding shares issued on special terms and conditions.

19       INDEMNITY AND INSURANCE

19.1     INDEMNITY

         Every person who is or has been:

         (a) a director or secretary of the Company or of a corporation deemed by the Corporations Law to be related to the Company; or

         (b)      an employee of the Company;

         shall be indemnified out of the property of the Company against:

         (c) every liability incurred by the person in that capacity (except a liability for legal costs); and

         (d) all legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity;

         unless:

         (e)      in the case of a person referred to in paragraph (a):

                  (i) the Company is forbidden by statute to indemnify the person against the liability or legal costs; or

                  (ii) an indemnity by the Company of the person against the liability or legal costs would, if given, be made void by statute; and

         (f)      in the case of a person referred to in paragraph (b):

                  (i) the Company would be forbidden by statute to indemnify the person against the liability or legal costs if the person were a director of the Company; or

                  (ii) an indemnity by the Company of the person against the liability or legal costs would, if given and if the person were a director of the Company, be made void by statute.

19.2     TIMING

         Article 19.1 ("Indemnity") applies to liabilities and legal costs incurred on and after Transition. The provisions in Schedule 3 apply to liabilities incurred before Transition but on or after 17 January 1995. The provisions in

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         Schedule 4 apply to liabilities incurred before 17 January 1995. The provisions in Schedule 5 apply to liabilities incurred before Transition.

19.3     DEEDS

         The Company may enter into a deed with a director which confers rights corresponding with those arising under article 19.1 ("Indemnity") or a provision in Schedule 3 or Schedule 4 and to give the Director rights of access to certain papers, including those given or made available by the Company to the Director for the purposes of the performances of the Director's functions as a Director.

19.4     INSURANCE

         The Company may pay or agree to pay, whether directly or through an interposed entity, a premium for a contract insuring a person who is or has been a director or secretary of the Company or a corporation deemed by the Corporations Law to be related to the Company against liability incurred by the person in that capacity, including a liability for legal costs, unless

         (a) the Company is forbidden by statute to pay or agree to pay the premium; or

         (b) the contract would, if the Company paid the premium, be made void by statute.

20       RESTRICTED SECURITIES

20.1     INTERPRETATION - RESTRICTED SECURITIES

         In articles 20.2 and 20.3, "disposed of", "disposed", "Escrow Period" and "Restricted Securities" have the same meanings as in the Listing Rules.

20.2     DISPOSAL DURING ESCROW PERIOD

         Restricted Securities cannot be disposed of during the Escrow Period except as permitted by the Listing Rules or ASX. The Company must not acknowledge a disposal (including by registering a transfer) of Restricted Securities during the Escrow Period except as permitted by the Listing Rules or ASX.

20.3     BREACH OF RESTRICTION AGREEMENT OR LISTING RULES

         During a breach of the Listing Rules relating to Restricted Securities, or a breach of a Restriction Agreement, the holder of the Restricted Securities is not entitled to any dividend or distribution, or voting rights, in respect of the Restricted Securities.

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21       SALE OF SMALL HOLDINGS

21.1     INTERPRETATION

         In articles 21.2 to 21.8, " Divestment Notice" means a notice given by the Company under article 21.2 and "Small Holding" means shares in the Company the aggregate value of which, determined by the closing price of such shares on the stock market of ASX, is less than a marketable parcel of shares as provided under the Listing Rules.

21.2     DIVESTMENT NOTICE

         The Company may give a notice to the holder of a Small Holding stating:

         (a)      the number of shares in the Small Holding;

         (b) that the Company intends to sell the Small Holding, as agent of the holder, unless, within six weeks from the date the notice is sent, the holder notifies the Company in writing that the Small Holding is to be retained; and

         (c)      the general effect of this article 21.

21.3     RESTRICTIONS ON INITIATION BY COMPANY

         A Divestment Notice may not be given to a holder of a Small Holding:

         (a) within 12 months after an earlier Divestment Notice was given to the holder; or

         (b) if a takeover bid for shares in the Company has been announced, while the takeover bid remains current.

         If a takeover bid is announced after a Divestment Notice is given and before sale of the relevant Small Holding, the Company's power to effect the sale ends.

21.4     SALE BY COMPANY

         If, at the end of the period of six weeks referred to in a Divestment Notice, the holder of the Small Holding has not notified the Company in writing that the Small Holding is to be retained, the Company, as agent of the holder of the Small Holding, may (but is not obliged to) sell the Small Holding in the ordinary course of trading on the stock market of ASX, but the power of the Company, as agent, to sell is only exercisable during the period of six weeks from the expiration of the period of six weeks specified in the Divestment Notice.

21.5     POWERS OF COMPANY

         The powers of the Company, as agent of the holder of a Small Holding to which article 21.4 applies, include all powers necessary and appropriate to effect the sale and transfer of the Small Holding, including power to execute

                                       33
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         all necessary and incidental documents and power to move the Small
         Holding from CHESS holding to an issuer sponsored or certificated holding.

21.6     PROCEEDS OF SALE

         The Company must, within 60 days after completion of the sale of a Small Holding (subject, in the case of a certificated holding, to receipt of the certificates or satisfactory evidence of their loss or destruction), send the proceeds of sale to the holder at the holder's registered address by cheque payable to the holder. The Company or the purchaser must pay the costs of the sale.

21.7     JOINT HOLDERS

         Where a Small Holding is held by joint holders

         (a) any Divestment Notice must be sent to all of them at their respective registered addresses;

         (b) notification in writing by any one of them that the Small Holding is to be retained shall be as effective as if given by all of them; and

         (c) a cheque for proceeds shall be in favour of all of them but shall be sent to the registered address of the first of them named in the Register.

21.8     SPECIAL CASE

         In the case of a Small Holding created by the transfer, on or after 1 September 1999, of shares which themselves constituted a Small Holding at the time a proper SCH transfer was initiated or a paper based transfer was lodged, the Company may elect to apply the provisions of article 21.2 to 21.7 with the following modifications:

         (a) every reference to a period of six weeks shall be read as a reference to a period of seven days;

         (b) no provision is made for the holder of the Small Holding to notify the Company in writing that the Small Holding is to be retained and, if any such notification is given, it is of no effect for the purposes of article 21.4; and

         (c) the Company may recoup and retain the reasonable costs of sale out of the proceeds of sale.

22       TRANSITIONAL PROVISIONS

22.1     INTERPRETATION

         In articles 22.2 to 22.19, "corporation" means the Company as it existed and was constituted before Transition and "deed of settlement" means the deed of settlement referred to in the Westpac Banking Corporation (Transfer of

                                       34
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         Incorporation) Act 2000 in the form in which it existed immediately before the "registration date" as defined by that Act.

22.2     STOCK MARKET FIDUCIARIES

         Every declaration made by the board of directors of the corporation under a provision of clause 84A of the deed of settlement before Transition and in force at Transition shall be taken to be a declaration made by resolution of the Directors under the corresponding provision of Schedule 2 for the purposes of article 1.5 ("Stock market fiduciaries").

22.3     PARTLY PAID SHARES

         Provisions of this Constitution concerning partly paid shares, calls on shares, lien and forfeiture apply to partly paid shares in the capital of the corporation at Transition.

22.4     TRANSFER AND TRANSMISSION

         Any transfer or transmission application with respect to shares in the capital of the corporation received before Transition and not dealt with at Transition shall be dealt with after Transition in accordance with this Constitution.

22.5     VOTING RIGHTS

         For the purposes of article 8.16 ("Entitlement to vote"), rights or restrictions applying to shares immediately before Transition shall have effect and a greater or lesser number of votes fixed by the terms of issue of a share issued before Transition shall be taken into account as if fixed as referred to in that article.

22.6     DIRECTORS AND SECRETARIES

         Subject to articles 22.9 ("Retiring age"), 22.10 ("Appointment to casual vacancy) and 22.14 ("Managing Director and other Executive Directors"), a person who is in office as a director or secretary of the corporation immediately before Transition continues to hold office as a Director or Secretary after Transition subject to this Constitution.

22.7     NUMBER OF DIRECTORS

         The Directors shall be taken to have determined under article 9.1 at Transition a number equal to the number of the directors of the corporation in office immediately before Transition, excluding all persons then in office by virtue of appointment under clause 41 of the deed of settlement.

22.8     ROTATION OF DIRECTORS

         For the purposes of provisions of this Constitution concerning retirement of Directors by rotation and the day on which a person was last elected a Director, election as a director of the corporation before Transition shall be taken into account and shall be taken to have occurred when it actually occurred.

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22.9     RETIRING AGE

         For the purposes of article 9.4 ("Director to vacate office at retiring age"), a person who is in office as a director of the corporation immediately before Transition and whose age at Transition is 70 years or more shall be taken to have attained the age of 70 years at Transition.

22.10    APPOINTMENT TO CASUAL VACANCY

         A person who is in office as a director of the corporation immediately before Transition by virtue of appointment under clause 40 (2) or 48 of the deed of settlement after the conclusion of the last annual general meeting held in conforming with the deed of settlement before Transition shall be regarded as having been appointed under article 9.7 ("Casual vacancy") at Transition.

22.11    DIRECTORS' REMUNERATION

         The yearly sum determined under clause 55 of the deed of settlement most recently before Transition shall be taken to have been determined under article 9.8 ("Remuneration of Directors") at Transition.

22.12    DIRECTORS' RETIREMENT ALLOWANCES

         Article 9.9 ("Retirement allowance") shall be taken to authorise the payment of such allowances as are required to be paid by agreements on the terms referred to in that article which are in existence at Transition and were made consistently with clause 56 of the deed of settlement.

22.13    CHAIRMAN AND DEPUTY CHAIRMAN

         A person who is in office as chairman or deputy chairman immediately before Transition by virtue of election under clause 69 of the deed of settlement shall be taken to have been elected as chairman or deputy chairman under article 11.7 ("Chairman and Deputy Chairman") at Transition.

22.14    MANAGING DIRECTOR AND EXECUTIVE DIRECTORS

         A person who is in office as a director of the corporation immediately before Transition by virtue of appointment under clause 41 of the deed of settlement and by virtue of holding the office of Chief Executive Officer of the corporation or another senior executive officer in the corporation shall be taken to be in office as a Director at Transition by virtue of appointment under article 11.16 ("Managing Director and Executive Directors"). A person so in office by virtue of holding the office of Chief Executive Officer shall be taken to be designated Managing Director and Chief Executive Officer pursuant to article
         11.16. If the appointment of a person as a director of the corporation under clause 41 of the deed of settlement has been ratified before Transition as provided for in that clause, the ratification shall be taken to be election under article 11.16 but in the absence of such ratification before Transition the person shall hold office as a Director only until the conclusion of the first annual general meeting after Transition but shall be taken to be eligible under article 11.16 for election at that meeting.

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22.15    BOARD COMMITTEES

         Every committee of the board of directors appointed under the deed of settlement and in office immediately before Transition shall be taken to have been appointed under article 11.9 ("Directors' committees") at Transition, with such delegated powers and upon such terms as are provided for in its terms of reference at Transition.

22.16    COMMON SEAL

         The common seal of the corporation existing immediately before Transition is the common seal of the Company at Transition. Articles
         13.1 ("Safe custody of seals") and 13.2 ("Use of seals") apply to it.

22.17    SHARE SCHEMES

         Any scheme or plan of a kind referred to in article 15.12 ("Establishment of Schemes") established before Transition shall be taken to be established under article 15.12.

22.18    DELEGATIONS

         Any delegation made by the board of directors of the corporation pursuant to clause 70 of the deed of settlement and in force immediately before Transition shall be taken to have been made under paragraph (b) of article 11.20 ("Delegation by Directors") at Transition.

22.19    GENERAL PROVISION

         Unless a contrary intention appears in this Constitution, all persons, things and circumstances appointed or created by or under the deed of settlement or any statute forming part of the corporation's constitution in force before Transition shall, after Transition, continue to have the same status, operation and effect as if appointed or created by or under this Constitution.

23       DEFINITIONS AND INTERPRETATION

23.1     DEFINITIONS

         In this Constitution unless the contrary intention appears:

         ASX means Australian Stock Exchange Limited.

         AUDITOR means the appointed auditor of the Company.

         CHESS means Clearing House Electronic Subregister System.

         CHESS APPROVED SECURITIES means securities of the Company which are approved by SCH in accordance with the SCH Business Rules.

         CHESS RULES means the SCH Business Rules and the provisions of the Corporations Law and Listing Rules concerning the electronic share registration and transfer system as and to the extent that they apply to the Company.

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         COMPANY means Westpac Banking Corporation, a company taken to have been registered under the Corporations Law as a public company limited by shares.

         CONSTITUTION means this constitution as amended from time to time, and a reference to an article is a reference to an article of this Constitution.

         CORPORATIONS LAW means the Corporations Act 2001 (Cth).

         DIRECTOR means a person holding office as a director of the Company.

         DIRECTORS means all or some of the Directors acting as a board.

         LISTING RULES means the Official Listing Rules of ASX from time to time, as and to the extent that they apply to the Company, with any modifications or waivers in their application to the Company which ASX may grant.

         MANAGING DIRECTOR means a person designated Managing Director and Chief Executive Officer in accordance with article 11.16. ("Managing Director and Executive Directors").

         MEMBER means a person entered in the Register as the holder of shares in the capital of the Company.

         PART means a Part of this Constitution.

         PERSON includes a body politic or corporate as well as an individual.

         PRESCRIBED INTEREST RATE means the rate determined by the Directors for the purpose of this Constitution, and in the absence of a determination means 10% per annum.

         REGISTER means the register of members of the Company under the Corporations Law and if appropriate includes a branch register.

         REGISTERED OFFICE means the registered office of the Company.

         REPRESENTATIVE means a person appointed to represent a corporate Member at a general meeting of the Company in accordance with the Corporations Law.

         RESTRICTION AGREEMENT means a restriction agreement within the meaning and for the purposes of the Listing Rules.

         SCH means ASX Settlement and Transfer Corporation Pty Limited.

         SCH BUSINESS RULES means the Business Rules made by SCH.

         SECRETARY means a person appointed under article 12.1 ("Appointment of Secretary") as secretary of the Company and where appropriate includes an acting secretary and a person appointed by the Directors to perform all or any of the duties of a secretary of the Company.

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         TRANSITION means the time at which the Company is taken to have been registered under the Corporations Law as a public company limited by shares.

23.2     INTERPRETATION

         In this Constitution unless the contrary intention appears:

         (a)      (GENDER) words importing any gender include all other genders;

         (b) (PERSON) the word person includes a firm, a body corporate, a partnership, a joint venture, an unincorporated body or association or an authority;

         (c) (SINGULAR INCLUDES PLURAL) the singular includes the plural and vice versa;

         (d) (REGULATIONS) a reference to a law includes regulations and instruments made under the law;

         (e) (AMENDMENTS TO STATUTES) a reference to a law or a provision of a law includes amendments, re-enactments or replacements of that law or provision;

         (f) (FROM TIME TO TIME) a power, an authority or a discretion reposed in a Director, the Directors, the Company in general meeting or a Member may be exercised at any time and from time to time; and

         (g) (AMOUNT PAID) a reference to an amount paid on a share includes an amount credited as paid on that share.

23.3     CORPORATIONS LAW

         In this Constitution unless the contrary intention appears:

         (a) an expression has, in a provision of this Constitution that deals with a matter dealt with by a particular provision of the Corporations Law, the same meaning as in that provision of the Corporations Law; and

         (b)      "section" means a section of the Corporations Law.

23.4     HEADINGS AND PARTS

         Headings are inserted for convenience and are not to affect the interpretation of this Constitution.

         This Constitution is divided into Parts as indicated by its Contents.

23.5     REPLACEABLE RULES NOT TO APPLY

         The provisions of the Corporations Law that apply as replaceable rules are displaced by this Constitution and accordingly do not apply to the Company.

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23.6     CURRENCY

         The Directors may:

         (a) differentiate between Members as to the currency in which any amount payable to a Member is paid (whether by way of or on account of dividends, repayment of capital, participation in surplus property of the Company or otherwise);

         (b) determine to pay a distribution in the currency of a country other than Australia and the amount payable will be converted from Australian currency in any manner, at any time and at any exchange rate as the Directors think fit; and

         (c) in deciding the currency in which a payment is to be made to a Member, have regard to the registered address of the Member, the register on which a Member's Shares are registered and any other matters as the Directors consider appropriate.

                                   Schedule 1

      (TERMS OF ISSUE OF 1999 SERIES 1 PREFERENCE SHARES - SEE ARTICLE 1.2)

1.       DESIGNATION AND ISSUE PRICE

         The Preference Shares referred to in these terms of issue shall be designated the "1999 Series 1 Preference Shares". They shall comprise a separate class of shares in the Company. The Preference Shares shall be issued at an issue price per share equal to the Australian dollar equivalent of US$25, converted at the exchange rate on the date of the Supplemental Indenture referred to in the definition of Conversion Event in Section 13 below, comprising A$1 par and the balance of the Australian dollar equivalent being Share Premium.

2.       DIVIDEND RIGHTS

         (a) Subject to the following terms of issue, upon the issue and allotment of the Preference Shares, the Preference Shares will automatically begin to accrue non-cumulative dividends in arrears at an annual rate of 8% (being the rate determined by 2 directors of Westpac Banking Corporation in or about July
                  1999) on the US$25 liquidation preference (referred to in
                  Section 8 below) of each Preference Share. The dividends shall accrue from and including the last Distribution Payment Date before the date on which the Conversion Event occurs or, if the Conversion Event occurs on a Distribution Payment Date, from and including that date.

         (b) The dividend payment dates for the Preference Shares will be 31 March, 30 June, 30 September and 31 December of each year, on or after the date on which the Conversion Event occurs. If any dividend payment date is not a Business Day, payment of dividends on the next Business Day shall be deemed payment on such dividend payment date for all purposes of these terms of issue.

         (c) Dividends on the Preference Shares shall be paid to a holder of record only if the holder holds the Preference Share on the applicable record date. The record date for each dividend payment date shall be a date not less than 20 days and not more than 60 days before the dividend payment date as determined by the Board of Directors.

         (d) Dividends are payable in United States dollars. Dividends shall be paid by mailing a United States dollar cheque drawn on a bank in The City of New York to the registered address of the holder of record of the Preference Shares as it appears in the register for

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                  the Preference Shares or, at the Company's election, by wire transfer. If the Company mails a cheque in payment of a dividend on or prior to the applicable dividend payment date, that dividend will be regarded as having been paid on that dividend payment date.

         (e) Dividends on the Preference Shares will be non-cumulative. The Company shall have no obligation to declare or pay or otherwise provide for the payment of the dividend accrued for any Dividend Period or to pay any interest thereon, whether or not dividends on the Preference Shares are declared or paid for any future Dividend Period.

         (f) The amount of the dividend per Preference Share for each Dividend Period shall be computed based on the liquidation preference of US$25 per Preference Share by dividing the annual dividend rate by the number of Dividend Periods in a year, except that any dividend payable for any dividend period shorter than three months shall be computed on the basis of 30 day months, a 360 day year and the actual number of days elapsed in the period.

         (g) Except as provided in this Section 2 and Section 8 below, the holders of record of the Preference Shares shall have no right to participate in the profits of the Company.

         (h)      These dividend rights are subject to Section 7 below.

3.       OPTIONAL DIVIDEND

         If the Conversion Event occurs on or within 3 Business Days after a Distribution Payment Date and Westpac Capital Trust fails to pay in full a distribution on the TOPrS on or within 3 Business Days of that Distribution Payment Date in respect of the quarterly period ended immediately prior to that Distribution Payment Date, then the restrictions described in Section 5 below will apply and the holder of a Preference Share will have the same voting rights as holders of the Company's fully paid ordinary shares, unless the Company declares and pays to the holder on or within 21 Business Days after the date the TOPrS are redeemed for ADRs representing Preference Shares an optional dividend on the Preference Shares that is equal to the unpaid distribution on the TOPrS. The payment of the optional dividend is subject to the prior written approval of APRA.

4.       RANKING

         The Preference Shares and declared dividends on them will rank upon liquidation of the Company senior to the Company's ordinary shares and senior to, equally with or junior to any other preference shares the Company may issue, as may be designated in the terms of issue for such preference shares. Upon liquidation of the Company, the Preference Shares and any dividends declared on them will rank junior to all of the Company's liabilities and debts, including to depositors, and to any other class of the Company's shares that expressly rank senior to the Preference Shares.

5.       RESTRICTIONS ON CERTAIN PAYMENTS

         If:

         (a) the Company fails to pay in full on any dividend payment date the accrued dividends for the Dividend Period ended on the immediately preceding day; or

         (b) the Conversion Event occurs on or within 3 Business Days after a Distribution Payment Date and Westpac Capital Trust fails to pay in full a distribution on the TOPrS on or within 3 Business Days of such date in respect of the quarterly period ended immediately prior to that Distribution Payment Date and the Company does not pay in full the optional dividend on the Preference Shares on or within 21 Business Days after the date the TOPrS are redeemed for ADRs, then, unless the holders of the Preference Shares agree otherwise, the Company will not:

                  (i) declare or pay any dividends on any of the Company's other shares that rank equally with or junior to the Preference Shares other than proportionate payments on the Preference Shares and shares that rank equally with the Preference Shares; or

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                  (ii)     repurchase, redeem or otherwise acquire for value
                           legal or beneficial ownership of any of the Company's other shares which rank equally with or junior to the Preference Shares,

         unless and until, since the date of the Company's failure to pay the dividend in full or Westpac Capital Trust's failure to pay the distribution in full, as the case may be, the Company has paid in full four consecutive quarterly dividend payments on the Preference Shares that have accrued during the corresponding four Dividend Periods. However, the foregoing restrictions will not apply to:

                           (A)      repurchases, redemptions or other
                                    acquisitions of the Company's shares in
                                    connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants of the Company or any entity the Company controls, (2) a dividend plan or shareholder share purchase plan, or (3) the issuance of the Company's shares, or securities convertible into or exercisable for such shares, as consideration in an acquisition transaction entered into prior to such occurrence;

                           (B) an exchange, redemption or conversion of any class or series of the Company's shares, or any shares of a subsidiary of the Company, for any class or series of the Company's shares, or of any class or series of the Company's indebtedness for any class or series of the Company's shares;

                           (C) the purchase of fractional interests in the Company's shares under the conversion or exchange provisions of the shares or the security being converted or exchanged;

                           (D) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, shares or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant to the plan; or

                           (E)      any dividend in the form of shares,
                                    warrants, options or other rights where the dividend shares or the shares issuable upon exercise of such warrants, options or other rights are the same class or series of shares as those on which the dividend is being paid or rank equal or junior to those shares.

         Neither the Company nor any controlled entity (as defined in the Corporations Law) of the Company will be prohibited by these terms of issue from purchasing shares in the Company in connection with transactions for the account of customers of the Company or its controlled entities or in connection with the distribution or trading of shares in the Company in the ordinary course of business.

6.       ADDITIONAL AMOUNTS

         The Company will make all payments in respect of the Preference Shares without withholding or deduction for, or on account of, any Relevant Tax imposed or levied by or on behalf of Australia or any political subdivision or authority in or of Australia, unless the withholding or deduction is required by law. In that event, the Company will pay, as further dividends, such additional amounts as may be necessary so that the net amount received by a holder of the Preference Shares, after such withholding or deduction, will equal the amount that the holder would have received in respect of the Preference Shares without such withholding or deduction. However, the Company will pay no additional amounts with respect to any Preference Shares:

         (a) to the extent there are insufficient distributable profits, having regard to dividends payable to the other holders of Preference Shares, applicable law and any requirements of APRA;

         (b) to the extent that the Relevant Tax is imposed or levied by virtue of the holder, or the beneficial owner, of the Preference Shares having some connection (whether present, past or future) with Australia, or any political subdivision or authority in or of Australia, other than being a holder, or the beneficial owner, of the Preference Shares; or

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         (c)      to the extent that the Relevant Tax is imposed or levied by virtue of the holder, or the beneficial owner, of the Preference Shares not complying with any statutory requirements or not having made a declaration of non-residence in, or other lack of connection with, Australia, or any political subdivision or authority in or of Australia, or any similar claim for exemption, if the Company or the Company's agent has provided the holder, or the beneficial owner, of the Preference Shares with at least 60 days' prior written notice of an opportunity to comply with such statutory requirements or make a declaration or claim.

7.       LIMITATION ON THE PAYMENT OF DIVIDENDS

         If the payment of an accrued dividend to a holder of Preference Shares would, in the judgment of the Board of Directors, breach or cause a breach by the Company of applicable capital adequacy or other requirement of APRA, the Company will not make the payment.

8.       RIGHTS UPON LIQUIDATION

         On the winding up of the Company, whether voluntary or otherwise, before any distribution of surplus assets (being a return of capital) to holders of the Company's ordinary shares or any other class of the Company's shares ranking junior to the Preference Shares, the holders of the Preference Shares will be entitled to receive the following and shall not otherwise be entitled to share in the profits or capital of the Company:

         (a) a liquidation preference out of surplus assets (being assets available for distribution to shareholders on a return of capital) equal to US$25 per share, or if it is not possible to pay the liquidation preference in U.S. dollars, the amount in Australian dollars equal to the liquidation preference; and

         (b) if the amount described in paragraph (a) above is paid in Australian dollars, an amount in Australian dollars equal to the additional amount (if any) estimated by the liquidator to be required to convert the Australian dollar amount referred to paragraph (a) above into U.S. dollars equal to the liquidation preference, including but not limited to, amounts regarded by the liquidator as necessary to pay any estimated charges and expenses regarded by the liquidator as likely to be incurred in making that conversion.

         The amount, if any, which is payable, on the winding up of the Company, in Australian dollars which is equal to an amount expressed in U.S. dollars shall be calculated by applying the noon buying rate (on the date of payment of the amount in Australian dollars or, if that day is not a Business Day, the Business Day immediately before the date of payment) for the purchase of U.S. dollars with Australian dollars. "Noon buying rate" means the noon buying rate in The City of New York for cable transfer of Australian dollars for U.S. dollars as certified for customs purposes for the Federal Reserve Bank of New York.

9.       REDEMPTION OR BUY-BACK

         (a) The Company may, after receipt of the prior written approval by APRA, if approval is then required, and any other approval required by the Deed of Settlement or applicable law, redeem or buy-back the Preference Shares for cash:

                  (i) before 30 June, 2004, in whole only at any time within 90 days following the occurrence and continuance of a Westpac Preference Event; or

                  (ii) on or after 30 June, 2004, in whole or in part on one or more occasions at any time.

         (b) "Westpac Preference Event" means that the Company has requested and received an opinion of nationally recognised independent legal counsel in Australia experienced in these matters to the effect that :

                  (i) a Tax Action has occurred and that there is more than an insubstantial risk that the withholding or other Australian tax payable, or which will be payable, on the dividends on the Preference Shares is, or will be increased to, greater than 30% of the dividends paid; or

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                  (ii)     as result of the occurrence on or after the date of
                           the Prospectus (being 9 July 1999) of a change in law, regulation or prudential statement or a change in interpretation or application of law, regulation or prudential statement by any legislative body, court, governmental agency or regulatory authority, the Preference Shares are not, or will not within 90 days of such opinion be, included in the Tier 1 capital, or its then equivalent, of the Company.

         (c) The redemption or buy-back price of each Preference Share redeemed or bought-back, except in the case of buy-backs on the open market, will be equal to US$25 plus accrued and unpaid dividends for the then current Dividend Period on such Preference Share to the date of redemption or buy-back, or, if the redemption or buy-back date is a dividend payment date, the immediately preceding Dividend Period.

         (d) From and after the date of redemption or buy-back of any Preference Shares, all rights of holders of the Preference Shares called for redemption or buy-back will cease except for the right to receive the applicable cash redemption or buy-back price plus (unless the buy-back is on market) accrued and unpaid dividends for the then current Dividend Period, or if the redemption or buy-back date is a dividend payment date, the immediately preceding Dividend Period, and such Preference Shares will cease to be outstanding.

         (e) The Company must give notice of any redemption or buy-back, except in the case of buy-backs on the open market, not less than 30 nor more than 60 days prior to the date fixed for the redemption or buy-back. The Company must mail the notice by first-class mail to the registered address of the holder or the address of the depositary. In the case of any partial redemption or buy-back, the Company or the Company's registrar/transfer agent will select the Preference Shares for redemption or buy-back in compliance with the requirements of the principal securities exchange or quotation system, if any, on which the Preference Shares or ADRs representing the Preference Shares are then listed or quoted, or if the Preference Shares or ADRs representing the Preference Shares are not listed on a securities exchange, or quoted on a quotation system, proportionately, by lot or such other method as the Company, in its sole discretion, deem fair and appropriate. The Company may redeem or buy-back all the Preference Shares held by holders of fewer than 100 Preference Shares. In the case of a partial redemption or buy-back, the number of Preference Shares remaining after the redemption or buy-back must be not less than the minimum number of shares required to maintain any listing or quotation of the Preference Shares on any stock exchange on which they are listed, or quotation system on which they are quoted, immediately prior to the partial redemption or buy-back.

         (f) Each notice of redemption of buy-back of Preference Shares must state:

                  (i)      the redemption or buy-back date;

                  (ii) if less than all outstanding Preference Shares are subject to redemption or buy-back, the identification of the Preference Shares subject to redemption or buy-back;

                  (iii) that, as from the redemption or buy-back date, dividends will cease to accrue and the only rights holders of Preference Shares will have will be to obtain the redemption or buy-back price payable in accordance with these terms of issue;

                  (iv) the place or places where the certificates, if any, for the Preference Shares may be submitted and the redemption or buy-back price collected by holders; and

                  (v) any other information required by the stock exchange or quotation system where the Preference Shares or the ADRs are listed or quoted.

         (g) Each holder of Preference Shares from time to time agrees with the Company that, upon the Company determining to buy back the Preference Shares and following the procedures for buy-back in this Section 9, they will be deemed to have sold to the Company the Preference Shares that are the subject of such buy-back. The agreement evidenced by this clause (g) will take effect upon, and will have no force or effect with respect to any Preference Shares until, the Company shall have sent a buy-back notice in accordance with Section 9(f).

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10.      VOTING RIGHTS

         (a) Without limiting Section 11 below, a holder of Preference Shares will be entitled to vote together with the holders of the Company's ordinary shares, on the basis of one vote per share on any poll:

                  (i) in all cases, with respect to the matters described in Section 10(c) below to the same extent as the holders of the Company's ordinary shares on such matters; and

                  (ii) during a Special Voting Period, with respect to all matters on which the holders of the Company's ordinary shares are entitled to vote.

         (b)      A "Special Voting Period" is the period from and including:

                  (i) any dividend payment date on which the Company fails to pay in full the dividends accrued in respect of the Preference Shares for the immediately preceding Dividend Period; or

                  (ii) the 24th Business Day after the TOPrS are redeemed for ADRs, if the Conversion Event is the failure of Westpac Capital Trust to pay a distribution in full on the TOPrS and the Company does not pay the optional dividend on the Preference Shares on or within 21 Business Days after the date the TOPrS are redeemed for ADRs, in each case, to but excluding the first dividend payment date after that date on which the Company has paid in full four consecutive quarterly dividends on the Preference Shares that have accrued during the corresponding four Dividend Periods.

         (c) The matters referred to in paragraph (a) above upon which a holder of Preference Shares will always have a right to vote are:

                  (i)      any proposal to reduce the Company's share capital;

                  (ii) any resolution to approve the terms of a share buy-back agreement (other than in relation to a buy-back of the Preference Shares);

                  (iii) any proposal for the disposal of the whole of the Company's property, business and undertaking; and

                  (iv)     any matter during the winding up of the Company.

11.      VARIATION OF RIGHTS

         (a) The rights attached to the Preference Shares may not be varied or reduced except with any required approvals of APRA or any other governmental agency and with the consent in writing of the holders of at least 75% in nominal value of the Preference Shares or with the approval of at least 75% of the holders (or on a poll, 75% of the holders in nominal value) of the Preference Shares present and voting, whether in person or by proxy, at a general meeting of those holders.

         (b) The written consent of the holders of at least 75% in nominal value of the Preference Shares or the approval of at least 75% of the holders (or on a poll, 75% of the holders in nominal value) of the Preference Shares present and voting, whether in person or by proxy, at a general meeting of those holders will be required if the Board of Directors proposes to allot or issue preference shares, or convert existing shares into preference shares, which rank senior in priority to the Preference Shares then on issue as to payment of dividends or upon redemption, buy-back or liquidation.

         (c) The allotment or issue by the Company of preference shares, or the conversion of existing shares into preference shares, ranking equally with the Preference Shares then on issue, and whether entitled to cumulative or non-cumulative dividends, or a redemption, buy-back or return or distribution of capital in respect of any share capital of the Company other than a preference share, whether ranking equally with or senior or junior

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                  to the Preference Share, is expressly permitted and authorised and does not constitute a modification or variation of the rights or privileges to the Preference Shares then on issue.

12.      NOTICES OF MEETING

         A holder of a Preference Share has the same rights as holders of fully paid ordinary shares to receive from the Company notices of its general meetings and its accounts and attending its general meetings.

13.      OTHER DEFINITIONS

         In these Terms, unless the context requires otherwise, the following terms have the following meanings:

         ADR means an American Depositary Receipt evidencing American depositary shares with each American depositary share representing one Preference Share.

         APRA means the Australian Prudential Regulation Authority, or an entity that takes over the regulation of Australian banks from that authority.

         BOARD OF DIRECTORS means the board of directors of the Company, or any authorised committee of those directors.

         BUSINESS DAY means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Sydney, Australia, or New York, New York are authorised or obliged by law or executive order to close.

         CONVERSION EVENT means a date or event defined as a Conversion Event in the Supplemental Indenture No. 1, dated as of 16 July 1999 between the Company's New Zealand Branch and The Chase Manhattan Bank, as trustee.

         DISTRIBUTION PAYMENT DATE means a distribution payment date for the TOPrS and the Funding TOPrS.

         DIVIDEND PERIOD means the period from and including a dividend payment date to but excluding the next dividend payment date, except that the first Dividend Period shall start from and including:

         (a) the last Distribution Payment Date before the date on which the Conversion Event occurs; or

         (b) if the Conversion Event occurs on a Distribution Payment Date, from and including that date,

         and the last Dividend Period shall end on the day before the date on which the Preference Shares are cancelled.

         FUNDING TOPrS means the Trust Originated Preferred Securities issued by Tavarua Funding Trust to Westpac Capital Trust.

         PROSPECTUS means the form of prospectus used in connection with the separate offerings of preferred securities of Westpac Capital Trust I and Tavarua Funding Trust I and Westpac Capital Trust II and Tavarua Funding Trust II (collectively, the TRUSTS), convertible debentures of the Company, guarantees by the Company of preferred securities issued by the Trusts and the Preference Shares to be issued upon conversion of the convertible debentures and distributed in redemption of the Trusts' preferred securities.

         RELEVANT TAX means any and all present and future taxes, assessments or other governmental charges of any nature.

         TAVARUA FUNDING TRUST means Tavarua Funding Trust I, a Delaware Business Trust.

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         TAX ACTION means that there has been:

         (a) an amendment to, change in or announced proposed change in any laws, or any regulations under those laws;

         (b) a judicial decision interpreting, applying, or clarifying those laws or regulations;

         (c) an administrative pronouncement or action that represents an official position, including a clarification of an official position, of the governmental authority or regulatory body making the administrative pronouncement or taking any action; or

         (d) a threatened challenge asserted in connection with an audit of the Company, the Company's New Zealand Branch, any of the Company's subsidiaries, Tavarua Funding Trust, or Westpac Capital Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the convertible debentures, the Funding TOPrS, the TOPrS or the Preference Shares,

         which amendment or change is adopted or which proposed change, decision or pronouncement is announced or which action, clarification or challenge occurs on or after the date of the Prospectus (being 9 July
         1999).

         TOPrS means the Trust Originated Preferred Securities issued by Westpac Capital Trust.

         WESTPAC CAPITAL TRUST means Westpac Capital Trust I, a Delaware Business Trust.

                                   Schedule 2

                  (STOCK MARKET FIDUCIARIES - SEE ARTICLE 1.5)

1        If at any time the Directors are satisfied that a Member holds shares:

         (a) in a representative fiduciary or custodian capacity in accordance with the provisions of any law, contract or other binding requirement or rule compliance with which is necessary to permit or facilitate the listing of or dealing in such shares at or through any stock exchange, securities market, or security dealing facility whether in Australia or elsewhere; and

         (b) in such circumstances that, in conformity with such provisions, that Member is ultimately (and whether directly or indirectly) accountable to other persons in relation to those shares or holds those shares (whether directly or indirectly) for the ultimate benefit of other persons the Directors may by resolution declare that Member to be a Stock Market Fiduciary and that Member shall thereupon be deemed to be a Stock Market Fiduciary.

2. If at any time the Directors are satisfied that a Member who is for the time being deemed to be a Stock Market Fiduciary no longer holds any shares in a capacity mentioned in clause 1(a) of this schedule or in circumstances described in clause 1(b) of this schedule, the Directors may by resolution declare that Member no longer to be a Stock Market Fiduciary and that Member shall thereupon cease to be a Stock Market Fiduciary.

3. The Directors may from time to time by resolution declare the number of the shares held by a Member who is deemed to be a Stock Market Fiduciary which are held in a capacity mentioned in clause 1(a) of this schedule and in circumstances mentioned in clause 1(b) of this schedule and, until some other number is so declared or that Member ceases to be a Stock Market Fiduciary, shares of that number held by that Member shall be deemed to be Fiduciary Shares in relation to that Member.

4. If there is served on the Company at the Registered Office a notice in writing which is duly executed by a Member who is for the time being deemed to be a Stock Market Fiduciary or by a person duly authorised in writing by that Member to execute such a notice and the notice so served specifies (in respect of one person or each of several persons)-

         (a) the name and address of a person to whom that Member is ultimately accountable in relation to some of the Fiduciary Shares of that Member or for whose ultimate benefit such shares are held;

         (b) the number of the Fiduciary Shares of that Member for which he is so accountable to that person or which are held by him for the ultimate benefit of that person; and

         (c) the date upon which that Member became so accountable to that person or commenced to hold the specified number of Fiduciary Shares for his ultimate benefit that person shall, solely for the purposes of clause 5 of this schedule and notwithstanding article 1.4 ("Non-recognition of interests"), be deemed during the period commencing on the day which is seven days after the notice is so served or the day which is three months after the date specified in relation to that person pursuant to clause 4 (c) of this schedule (whichever is the later) and ending on the day on which another such notice is subsequently served under this clause 4 in relation to that person or the day on which that Member ceases to be a Stock Market Fiduciary (whichever is the earlier)

         (d)      to be a Beneficial Owner in relation to that Member; and

         (e) to have attributed to him so many of the Fiduciary Shares of that Member as are specified in the notice in relation to him.

5. Notwithstanding any contrary provision of this Constitution, if a person (referred to in this clause 5 as "the relevant person") is, at the time for holding a general meeting, deemed to have attributed to him some of the Fiduciary Shares of a Member in relation to whom or of several Members in relation to each of whom the relevant person is deemed to be a Beneficial Owner (the whole of those Fiduciary Shares being referred to in this clause 5 as "the attributed shares") -

         (a) the relevant person, if not actually a Member, shall have the same right to appoint a person to act as his proxy at that general meeting as he would have if he were a Member;

         (b) where a proxy is appointed by the relevant person whether in his capacity as a Member or under clause 5 (a) of this schedule, the relevant person shall, for the purposes of the provisions of this Constitution concerning voting at general meetings, be taken to be a Member present at the meeting by proxy who holds (in addition to such shares, if any, as are actually held by the person) those of the attributed shares upon which the amount of every call which has been made and has become payable, together with interest thereon, if any, has been duly paid; and

         (c) where a proxy is appointed by the relevant person whether in the relevant person's capacity as a Member or under clause 5
                  (a) of this schedule, each Member in relation to whom the relevant person is deemed to be a Beneficial Owner shall, for the purposes of the provisions of this Constitution concerning voting at general meetings be taken not to hold those of the attributed shares which are held by the Member.

                                   SCHEDULE 3

   (INDEMNIFIED LIABILITIES 17 JANUARY 1995 TO TRANSITION - SEE ARTICLE 19.2)

1. In this schedule , "corporation" has the same meaning as in article 21.1, "officer" has the same meaning as it had in section 241 of the Corporations Law as in force on 17 January 1995, "officer of the corporation" means an officer or an employee of the corporation or of a subsidiary of the corporation and "related body corporate" and "subsidiary" have the same meanings as they had in section 9 of the Corporations Law on 17 January 1995.

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

2. To the extent permitted by law, the Company must indemnify each person who is or has been an officer of the corporation against any liability incurred by that person on or after 17 January 1995 and before Transition

         (a)      in the person's capacity as an officer of the corporation; and

         (b) to a person other than the corporation or a related body corporate of the corporation unless the liability arises out of conduct involving a lack of good faith.

                                   SCHEDULE 4

       (INDEMNIFIED LIABILITIES BEFORE 17 JANUARY 1995 - SEE ARTICLE 19.2)

1.       In this schedule, "corporation" has the same meaning as in article 21.1

2. Every Director, officer and trustee of the corporation shall be indemnified by and held harmless by the Company against all costs, losses or expenses which he may incur, sustain or be put to on account of the corporation or any subsidiaries of the corporation by reason of anything done or omitted by him:

         (a) in carrying into effect the objects and purposes of the corporation or of any subsidiary of the Corporation; or
         (b) in relation to any proceedings at law whether civil or criminal or any arbitration or administrative inquiry or proceedings involving or relating to the business of the corporation or of any subsidiary of the corporation; or
         (c) for or by order or direction of the Board of Directors of the corporation; or
         (d) otherwise in or about the execution of their respective offices or trusts.

3. Nothing in the foregoing provisions of this schedule shall exempt or indemnify any director, officer or trustee of the corporation from or against any liability that by law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the corporation or any subsidiary of the corporation.

4. For the purposes of this schedule clause, a person shall remain an officer of the corporation notwithstanding that he is also a director or officer of a subsidiary of the corporation provided that the corporation continues to be responsible for his remuneration.

                                   Schedule 5

         (INDEMNIFIED LIABILITIES BEFORE TRANSITION - SEE ARTICLE 19.2)

1. Every Director and officer of the Company and any person (whether an officer of the Company or not) appointed by the shareholders as auditor shall be indemnified out of the funds of the Company against all liability incurred by him as such Director, officer or auditor in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in relation to any such proceedings in which relief is granted to him by a Court under the Corporations Law or the corresponding law, Act or other legislative provision of any place or territory where the Company carries on business or in connection with any investigation of any kind relating to the affairs or conduct of the Company or of a related corporation in which he is examined or required to give evidence or produce documents unless such indemnity is prohibited by law.

2. For the purposes of this clause, a person shall remain an officer of the Company, notwithstanding that he is also a director or officer of a subsidiary of the Company provided the Company continued to be responsible for his remuneration.

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                                   Schedule 6

        (RIGHTS ATTACHING TO OTHER PREFERENCE SHARES - SEE ARTICLE 1.2A)

The Company may issue preference shares under article 1.2A ("Other preference shares") provided that they include the following terms:

1. each preference share confers on the holder a right to receive a preferential dividend at the rate and on the basis determined by the Directors under the terms of issue.

2. each preference share shall not otherwise participate with the ordinary shares in profits unless, and then only to the extent that, the Directors determine under the terms of issue.

3. the preferential dividend may not be cumulative unless, and then only to the extent that, the Directors determine under the terms of issue.

4.       each preference share confers on its holder:

         (a)      the right to the payment of the preferential dividend, which:

                  (i) ranks ahead of the payment of dividends on ordinary shares; and

                  (ii) unless, and then only to the extent that, the Directors determine otherwise under the terms of issue in any case, ranks equally with the payment of dividends on any other class or classes of preference shares.

         (b) the right in a winding up and on redemption to the payment in cash:

                  (i) which ranks ahead of payments in cash on ordinary shares; and

                  (ii) unless, and then only to the extent that, the Directors determine otherwise under the terms of issue in any case, which ranks equally with payments of cash on any other class or classes of preference shares, of:

         (A) the amount of any dividend accrued but unpaid on that preference share at the date of winding up or the date of redemption, as the case may be; and

         (B)      any amount paid on that preference share.

5. unless, and then only to the extent that, the Directors determine otherwise under the terms of issue and except as set out in this schedule, a preference share does not confer on its holder any right to participate in the profits or property of the Company.

6. unless, and then only to the extent that, the Directors determine otherwise under the terms of issue, a preference share does not confer a right to a bonus issue or capitalisation of profits in favour of holders of those shares only.

7. a preference share does not entitle its holder to vote at any general meeting of the Company, except:

         (a)      on any proposal:

                  (i)      to reduce the share capital of the Company;

                  (ii)     that affects rights attached to that share;

                  (iii)    to wind up the Company; or

                  (iv) for the disposal of the whole of the property, business and undertaking of the Company;

         (b) on any resolution to approve the terms of a buy-back agreement;

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

         (c) during any period in which a dividend or part of a dividend on that share is in arrears;

         (d)      during the winding up of the Company; or

         (e) in any other circumstance the Directors determine under the terms of issue.

8. each preference share confers on its holder the same rights as those conferred by the Constitution upon the holders of ordinary shares in relation to receiving notices of general meetings, reports, financial statements and of attending and being heard at all general meetings of the Company.

9. where any amount is payable by the Company to the holder of a preference share in a currency other than Australian dollars, and such amount is not paid when due or the Company has commenced winding up, the holder may give notice in writing to the Company requiring payment of an amount in Australian dollars equal to the foreign currency amount calculated by applying the reference rate on the date of payment for the sale of the currency in which payment is to be made for Australian dollars. The "reference rate" means the rate applicable in the market and at the time determined by the Directors before allotment of those preference shares and specified in the terms of issue for those preference shares.

10. subject to the terms of issue of a preference share in relation to entitlement to ordinary dividends paid after conversation, a preference share which, in accordance with its terms of issue, may be converted into an ordinary share will, at the time of conversion and without any further act, have the same rights as a fully paid ordinary share and rank equally with other fully paid ordinary shares on issue. In addition, the terms of issue of the preference share may provide for the issue of additional ordinary shares on conversation as determined by the Directors.

11. the Directors may determine under the terms of issue if a preference share is to be redeemable, and the terms that apply to any redemption.

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